Exhibit 10.11

LEASE

DEFINITION OF LEASE TERMS

*See attached Lease Provisions pages 1-3 and Building and Regulations page 'Rules-1'

LANDLORD:	10039 Bissonnet, L.P.	SUITE #	250

TENANT:	ATS Services, Inc.

BUILDING:	10039 Bissonnet	ADDRESS:	10039 Bissonnet
	(name)		Houston, TX 77036

TERM: Three (3)         years  Zero (0)           months OR                                                month-to-month
     (Tenant initials)

COMMENCEMENT DATE: March 1st, 2002

BASIC RENT (monthly): $1,110.00	SECURITY DEPOSIT: 848.25

TENANT ADDRESS (not in building):	Zack W. Elgamal Drivers License #: 1244 [ILLEGIBLE]
PHONE#: 713-779-9800	[ILLEGIBLE]___________State:__[ILLEGIBLE]_______________
FAX #: 713- 779-9862	Houston, TX [ILLEGIBLE] Social Security # [ILLEGIBLE]

LANDLORD ADDRESS: 10039 Bissonnet, L..P.	(FOR ALL OTHER PURPOSES):
2650 FOUNTAINVIEW, SUITE 400
HOUSTON, TEXAS 77057

SPECIAL PROVISIONS:  Tenant agrees to the following rent schedule:
•	From 3-1-02 to 2-28-04: $1,110.00 per month
•	From 3-1-04 to 2-28-05: $1,305.00 per month
•	All rates subject to "CPI" clause in this Lease
•	Landlord at [ILLEGIBLE]
•	Tenant shall have the option to [ILLEGIBLE] this Lease for 2 additional [ILLEGIBLE]

Attested by:	Attested by:

/s/ Zak W. Elgamal_____________	LANDLORD: 10039 Bissonnet, L.P.
TENANT (signature)

ATS Services, Inc. Zak W. Elgamal
TENANT (Print Name)	By: Boxer Property Management Corp./s/ [ILLEGIBLE]
A Texas Corporation Leasing Representative
Date: 2/28/02	(Management Company for Landlord)

Date: 2-28-02

LEASE PROVISIONS:

THIS LEASE (“Lease”) is made by and between LANDLORD and TENANT.  In consideration of the mutual covenants and agreements herein set forth, and any other consideration, Landlord leases to Tenant and Tenant leases from Landlord the area generally outlined on the plan attached hereto as “Exhibit A”, hereinafter referred to as the “Premises” which is part of the Building (hereinafter referred to as the “Building”).

1.           TERM.  The term of this Lease shall continue, unless sooner terminated as provided hereinafter.   In the event that Term is month-to-month, either party may terminate this Lease with a thirty (30) day written notice.  Landlord reserves the right to increase monthly Rent for any month-to-month lease with a thirty (30) day written notice to Tenant.  New Rent shall immediately become effective and due at the end of the thirty (30) day notice period.

2.           BASIC RENT AND SECURITY DEPOSIT.  Except as provided for in this Lease, Tenant will pay to Landlord without deduction or setoff, Basic Rent for each month of the entire Lease Term.  The term “Rent” shall mean the amounts so payable plus all other amounts payable by Tenant under this Lease. One full monthly Basic Rent Installment together with a Security Deposit shall be payable by Tenant upon execution of this Lease.  Basic Rent for any fractional month at the beginning or end of the Term shall be prorated.  The Security Deposit shall be held by Landlord, without interest, as security for Tenant’s performance under this Lease, and not as an advance payment of rent or a measure of Landlord’s damages.  Upon an Event of Default (defined below) or any damage to the Building or Premises caused by Tenant, its employees or invitees, Landlord may, without prejudice to any other remedy, use the Security Deposit to cure such Event of Default or repair any damage.  Following any application of the Security Deposit, Tenant shall, on demand, restore the Security Deposit to its original amount. If Tenant is not in default hereunder, any remaining balance of the Security Deposit shall be returned to Tenant upon termination of this Lease. If Landlord transfers it interest in the Premises, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the Security Deposit. Rent is due, and must be received by Landlord, by the first day of every month, at address specified by Landlord.

3.           LANDLORD’S OBLIGATIONS.
(a)      Landlord will furnish to Tenant at Landlord’s expense:
(1)        water at those points of supply provided for the general use of tenants of the Building;
(2)        heated and refrigerated air conditioning in season, at such times as Landlord determines, and at such temperatures and in such amounts as reasonably considered necessary by Landlord; service on Sundays, Saturdays, and holidays are optional on the part of the Landlord;
(3)        janitorial services to the Premises on weekdays other than holidays and window washing as may, in Landlord’s judgment, be reasonably required;
(4)        passenger elevators for ingress to and egress from the Premises, in common with other tenants;
(5)        replacement of Building standard light fixtures; and
(6)        electric lighting for public areas and special service areas of the Building to the extent deemed by the Landlord to be reasonable.

(b)      Landlord shall furnish electrical current required for normal office use of the Premises. Tenant shall pay Landlord’s cost for any such excess use of electricity within ten (10) days after being invoiced therefore.  In the event that the price of electricity per kilowatt hour, or “kwh”, paid by the Landlord for the electricity supplied to the Premises increases by thirty percent (30%) or more from the Commencement Date of this Lease, Landlord may pass through the cost of any such increase above the thirty percent (30%) threshold to Tenant, based on Tenant’s pro-rata share of the total rentable square footage of the building.  Tenant agrees to pay such charge immediately upon receipt of written notice of the charge from Landlord or its management company.  Any such charges will be billed monthly, and shall be determined using as the base rate the price per kwh charged for the time period covering the Commencement Date.
(c)      Failure to furnish, stoppage, or interruption of these services resulting from any cause shall not render Landlord liable in any respect for damages to either person, property or business, or be construed as an eviction of Tenant, work an abatement of rent, or relieve Tenant from performance of its obligations. Should any equipment furnished by Landlord cease to function properly, Landlord shall use reasonable diligence to repair the same promptly.  Landlord shall not be obligated to furnish these services if Tenant is in default under this Lease.

4.           IMPROVEMENTS.  Landlord shall, at its expense, install improvements described in “Exhibit B” as therein provided.  All other improvements to the Premises shall be installed at Tenant’s expense in accordance with plans and specifications and by contractors approved, in writing, by Landlord.

5.           RELOCATION.  Landlord may relocate Tenant to space the same size or larger, and the Basic Rent shall remain the same regardless of the size of the new space.

6.           USE OF PREMISES. Tenant will use the Premises for office purposes only. Tenant shall not permit more than five (5) persons per 1,000 square feet to occupy the premises at any time; use or occupy the Building for any purposes which is unlawful or dangerous; permit the maintenance of any nuisance, disturb the quiet enjoyment for all of the Building, emit offensive odors or conditions into other portions of the Building; sell, purchase, or give – [ILLEGIBLE]

7.           [ILLEGIBLE].

8.           [ILLEGIBLE].

9.           MORTGAGES.  Tenant accepts the Lease subordinate to any deeds of trust, mortgage or other security interests which might now or hereafter constitute a lien upon the Building or the Premises. – Tenant shall, immediately upon request, execute such documents, including estopple letters, as may be required for the purposes of subordinating or verifying this Lease.

10.           ASSIGNMENT; SUBLEASING. Tenant shall not assign this lease by operation of law or otherwise (including without limitation by transfer of stock, merger or dissolution), mortgage or pledge the same or sublet the Premises or any part thereof, without prior written consent of Landlord, which Landlord may grant or deny in its sole discretion. Landlord’s consent to an assignment or subletting shall not release Tenant from any obligation hereunder, and Landlord’s consent shall be required for any subsequent assignment or subletting. If Tenant desires to assign or sublet the Premises, it shall so notify Landlord at least sixty (60) days in advance of the date on which Tenant desires to make such assignment or sublease, and shall provide Landlord with a copy of the proposed assignment or sublease and such information with respect thereto as Landlord requests to allow Landlord to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed transferee.  After such information has been received, Landlord shall have the option to:

(a)      Cancel the Lease as to the Premises or portion thereof proposed to be assigned or sublet; or
(b)      Consent to the proposed assignment or sublease; and if the Rent and other consideration payable in respect thereof exceeds the Rent payable hereunder, Tenant shall pay to Landlord such excess within ten (10) days following receipt thereof by Tenant; or
(c)      Withhold its consent to the proposed assignment or sublease, which option shall always be deemed to be elected unless Landlord gives Tenant written notice otherwise.

11.           EMINENT DOMAIN.  If the Premises shall be taken or condemned in whole or in part for public purposes or sold under threat of condemnation, this Lease shall terminate at the option of Landlord.  Landlord shall be entitled to receive the entire award of any condemnation or the proceeds of any sale in lieu thereof.

12.           ACCESS.  Landlord and its agents may, at any time, enter the Premises to inspect the same, to supply janitorial service or other, to show the Premises to prospective lenders, purchasers or tenants, to alter, improve, or repair the Premises of the Building, and may erect scaffolding and other necessary structures where reasonable required by the character of the work to be performed, provided the business of Tenant shall be interfered with as little as is reasonably practicable.  Tenant waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, or any other loss occasioned by Landlord’s entry into the Premises in accordance with this Section 12.  Landlord shall at all times have a key to the Premises. Landlord may use any means which it deems proper to open any door in any emergency without liability therefor.

13.           CASUALTY.  If the Building should be totally destroyed by casualty or if the Premises or the Building be so damaged that Landlord determines that repairs cannot be completed within one hundred twenty (120) days after the date of such damage, Landlord may terminate this Lease. Landlord shall not be required to rebuild, repair, or replace any part of the furniture, equipment, fixtures and other improvements which may have been placed by Tenant in the Premises. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or the Premises shall be for the sole benefit of the party carrying such insurance.

14.           WAIVER OF SUBROGATION. Tenant waives every claim that arises or may arise in its favor against the Landlord or any other tenant of the Building during the Term, for any injury to or death of any person or any loss of or damage to any of Tenant’s property located within or upon or constituting a part of the Premises, to the extent such injury, death, loss or damage is covered by any insurance policies, whether or not such loss or damage is recoverable thereunder.  This waiver shall be in addition to, and not in limitation of, any other waiver or release contained in this Lease. Tenant shall give to each insurance company, which has issued to it any insurance policy covering the Premises or Tenant’s operations, written notice of this waiver and have its insurance policies endorsed, if necessary, to prevent their invalidation by reason of this waiver.

15.           HOLDING OVER. If Tenant fails to vacate the premises at the end of the Term, then Tenant shall be a tenant at will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, a daily Basic Rent, payable in full in advance each month, equal to the greater of (a) twice the Basic Rent payable during the last month of the Term, or (b) the prevailing rental rate in the Building for similar space.

16.           TAXES ON TENANT’S PROPERTY. Tenant shall be liable for all taxes levied or assessed against personal property or fixtures placed by Tenant in the Premises.  If any such taxes are assessed against Landlord or Landlord’s property, Landlord may pay the same and Tenant shall upon demand, reimburse Landlord therefore.  Any claim arising against Tenant by Landlord under this provision shall be assessed interest at fifteen percent (15%) per year until the claim has been satisfied.

17.           LANDLORD’S LIEN. In addition to the statutory Landlord’s lien, Tenant grants to Landlord a security interest to secure payment of all Rent and performance of all of Tenant’s other obligations hereunder.  In all equipment, furniture, fixtures, improvements and other personal property located in or on the premises, and all proceeds therefrom. Such property shall not be removed from the Premises without Landlord’s written consent until all Rent due and all Tenant’s other obligations have been performed.  In addition to any other remedies, upon an Event of Default, Landlord may exercise the rights afforded a secured party under the Uniform Commercial Code for the state in which the Building is located – Secured Transactions.  Tenant grants to Landlord a power of attorney to execute and file financing statements and continuation statements necessary to perfect Landlord’s security interest, which power is coupled with an interest and shall be irrevocable during the Term.  Any property left in the Premises at the time of a default, or termination of the Lease for whatever reason, shall be deemed abandoned, and after thirty (30) days from default or termination, the Landlord and its representative may dispose of it by any means they deem appropriate without notice to Tenant.

18.           MECHANIC’S LIENS. Tenant shall not permit any mechanic’s or other liens to be filed against the Premises or the Building for any work performed, materials furnished or obligation incurred by or at the request of Tenant, Tenant shall, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, failing which Landlord may cause the same to be released, and termination of or default under the Lease.

19.           EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an event of default (“Event of Default”) hereunder:
(a)      Any failure by Tenant to pay the Rent when due. Landlord shall not be required to provide Tenant with notice of failure to pay Rent.
(b)      Any failure by Tenant to observe and perform any provision of this Lease, other than the payment of Rent, that continues for five (5) days after notice to Tenant; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Landlord has given Tenant notice under this Section 19. (b) on at least one occasion during the twelve (12) month interval preceding such failure by Tenant.
(c)      Tenant or any guarantor of Tenant’s obligations hereunder: (1) being unable to meet its obligations as they become due, or being declared insolvent according to any law, (2) having its property assigned for the benefit of its creditors, (3) having a receiver or trustee appointed for itself or its property, (4) having its interest under this Lease levied on under legal process, (5) having any petition filed or other action taken to reorganize or modify its debts or obligations, or (6) having any petition filed or other action taken to reorganize or modify its capital structure if either Tenant or such guarantor is a corporation or other entity.
(d)      The abandonment of the Premises by Tenant (which shall be conclusively presumed if Tenant is absent from the Premises for ten (10) consecutive days and is late on any payment due Landlord).

20.           REMEDIES. Upon the occurrence of any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions:

(a)      Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall immediately surrender the Premises to Landlord.  If Tenant fails to surrender the Premises to Landlord, Landlord may, without prejudice to any other remedy, enter upon and take possession of the Premises or any part thereof by changing the door locks to the Premises or by any other means necessary in Landlord’s sole judgment without being liable for prosecution or any claim for damages. If this Lease is terminated hereunder, Tenant shall pay to Landlord the sum of: (1) all Rent accrued hereunder  through the date of termination, (2) all amounts due under Section 21, and (3) an amount equal to: (A) the total Rent that Tenant would have been required to pay for the  remainder of the Term discounted to present value at a per annum rate equal to the interest rate on one-year Treasury bills as published on the nearest the date this lease is terminated by the Wall Street Journal, Southwest Edition, minus (B) the then present fair rental value of the Premises for such period similarly discounted.
(b)      Terminate Tenant’s right to possession of the Premises without terminating this lease by giving Tenant written notice thereof, in which event Tenant shall immediately surrender the Premises to Landlord.  If Tenant fails to surrender the Premises to Landlord, Landlord may, without prejudice to any other remedy, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof by changing the door locks to the Premises or by any other means necessary in Landlord’s sole judgment without being liable for prosecution or any claim for damages.  If Tenant’s right to possession of the Premises is terminated hereunder, Tenant shall pay to Landlord (1) all Rent to the date of termination of possession, (2) all amounts due from time to time under Section 21 and (3) all Rent required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period.  Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord, in its sole discretion, may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building.  Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting.  Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder.  Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term.  Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section 20(b).  If Landlord elects to proceed under this Section 20(b), it may at any time elect to terminate this Lease under Section 20(a).
(c)      Change the door locks to the Premises and deny Tenant access to the Premises until such Event of Default is cured.
(d)      Enter upon the Premises without being liable for prosecution or any claim for damages and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease.  Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.
(e)      Tenant expressly waives notice as to the disposal of any property in the Premises as of default, lockout or termination, which has not claimed or redeemed within thirty (30) days.

21.           PAYMENT BY TENANT.  Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees) in (a) obtaining possession of the Premises, (b) removing and storing Tenant’s or any other occupants’ property, (c) repairing, restoring, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant, (d) if Tenant is dispossessed of the Premises and this Lease if not terminated, reletting all or any part of the Premises (including brokerage commissions, costs of tenant finish work, and all other costs incidental to such reletting), (e) performing Tenant’s obligations which Tenant failed to perform and (f) enforcing, or advising Landlord of its rights remedies and recourses arising out of the Event of Default.

22.           LANDLORD’S LIABILITY. The liability of Landlord to Tenant or any default by Landlord under the terms of this Lease shall be limited to Tenant’s actual direct, but not consequential, damages therefore and shall be recoverable from the interest of Landlord in the Building, and Landlord shall not be personally liable for any deficiency.  Landlord’s reservation of rights under this Lease, such as to enter upon or maintain the Premises, shall not be deemed to create any duty on the part of Landlord to exercise any such right.  Landlord expressly advises Tenant that Landlord’s intention is that Tenant shall have full responsibility for, and shall assume all risk in, persons and property while in, on or about the Premises.

23.           SURRENDER OF PREMISES.  No act of Landlord or its agents during the Term shall be deemed as acceptance of surrender of the Premises. No agreement to accept surrender of the Premises shall be valid unless the same is in writing and signed by the Landlord.

24.           ATTORNEYS FEES.  If Landlord employs an attorney to interpret, enforce or defend any of its rights or remedies hereunder, Tenant shall pay Landlord’s reasonable attorney’s fees incurred in such dispute.

25.           FORCE MAJEURE.  Whenever a period of time is prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of ay kind whatsoever which are beyond the control of the Landlord.

26.           GOVERNMENTAL REGULATIONS.  Tenant will comply with all laws, ordinances, orders, rules and regulations of all governmental agencies having jurisdiction of the Premises with reference to the use, construction, condition or occupancy of the Premises.

27.           APPLICABLE LAW.  This Lease shall be governed by and construed pursuant to the laws of the sate in which the Building is located.

28.           SUCCESSORS AND ASSIGNS.  Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, and assigns.

29.           SEVERABILITY.  If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of the Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

30.           NAME.  Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and in no event shall Tenant acquire any right in or to such names.

31.           NOTICES.  Any notice or document required to be delivered hereunder shall be deemed to be delivered whether or not actually received, when deposited in the United States mail, postage prepaid, certified or registered mail, addressed to the parties hereto at their respective addresses set forth above, or when sent by facsimile transmission to the respective numbers set forth above, or delivered to Tenant’s place of business in the Building, and when sent or delivered by Landlord or his representative, including its Management company for the Building.

32.           DEFINED TERMS AND MARGINAL HEADINGS. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular.  If more than one person is named as Tenant, the obligations of such persons are joint and several.  The headings and titles to the sections of this Lease are not part of this Lease and shall have no effect upon the construction or interpretation of any part thereof. Captions contained herein are for the convenience of reference only and in no way limit or enlarge the terms or conditions of this Lease.

33.           AUTHORITY.  If Tenant executes this Lease as a corporation or other entity, each of the persons executing this Lease on behalf of Tenant personally covenants and warrants that Tenant is duly authorized and validly existing, that Tenant is qualified to do business in the state in which the Building is located, that Tenant has full right and authority to enter into this Lease, and that each person signing on behalf of Tenant is authorized to do so.

34.           LIQUIDATED DAMAGES.  If the Premises is not ready for occupancy by the commencement date of this Lease, unless delayed by Tenant for any reason, the Basic Rent under this Lease shall not commence until the Premises are ready for occupancy for Tenant. Such allowance for Basic Rent shall be in full settlement for any claim which Tenant might otherwise have by reason of the Premises not being ready for occupancy.

35.           INTEGRATED AGREEMENT.  This Lease contains the entire agreement of the parties hereto with respect to any matter covered or mentioned in this Lease. No prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.  No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

36.           LATE FEE.  If Rent is not received by Landlord on or before the fifth (5th) day of any month, Tenant shall pay Landlord a late fee equal to fifteen percent (15%) of the amount of Rent due, which shall be paid by Tenant to Landlord immediately upon written notice from Landlord. Failure by Tenant to make immediate payment of the delinquent Rent plus the late fee shall constitute an Event of Default.  This provision, expressly, does not relieve the Tenant’s obligation to pay Rent on the first of each month and is not a waiver by the Landlord to require payment on the first day of each month.

37.           INTEREST ON SUMS EXPENDED BY LANDLORD.  All sums paid and all expenses incurred by Landlord in performing Tenant’s duties hereunder or curing Events of Default shall accrue interest at the rate of fifteen percent (15%) per annum from the date of payment of such amount by Landlord.  In no event, however, shall the charges permitted under this Section 37, or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum lawful rate of interest.

38.           INSURANCE.  Tenant will indemnify and hold harmless Landlord from and against any loss, theft, damage or liability occasioned by or resulting from any Event of Default or any willful or negligent act on the part of Tenant, its agents, employees, or invitees, or persons permitted on the Premises by Tenant or by Landlord in accordance with Section 12.  Tenant agrees to maintain at Tenant’s sole cost and expense, insurance policies covering Tenant’s aforesaid Indemnity with respect to Tenant’s use and occupancy of the Premises, as well as coverage for theft and damage.  Such policies shall be issued in the name of Tenant and Landlord as their interest may appear, or shall contain an “additional insured” endorsement in favor of Landlord, and with limits of liability of at least ONE MILLION DOLLARS ($1,000,000.00) per occurrence for bodily injury and TWO HUNDRED THOUSAND DOLLARS ($200,000.00) per occurrence for property damage.  Duplicate originals of such policies and endorsements shall be delivered to Landlord within thirty (30) days from the execution date hereto.

39.           RENTAL ADJUSTMENT.  In the event that lease Term exceeds one (1) year, one (1) year after the commencement of this Lease and each one (1) year anniversary thereafter, the Basic Rent hereunder shall be increased in accordance with the cost of living changes in the “Consumer Price Index” for all Urban Consumers- U.S. City Average as published by the Bureau of Labor Statistics, United States Department of Labor, (“BLS Consumer Price Index”).  The BLS Consumer Price Index figure for month and year in which this Lease commences is the “base” figure in the computation of adjustment of Basic Rent.  At the beginning of each one (1) year period as provided in this paragraph, the BLS Consumer Price Index for the current month hereto, shall be determined and the rent commencing with the start of each such one (1) year period shall be adjusted by increasing the Basic Rent proportionately, as the said BLS Consumer Price Index for the month has increased as compared with the base BLS Consumer Price Index provided above.  If the BLS Consumer Price Index decreases, Basic Rent shall not decrease.  CPI cap at 5% accumulative.

40.           RULES.  Tenant shall abide by attached Building Rules and Regulations, which may be reasonably changed or amended, at any time, by Landlord to promote a sale, orderly and professional Building environment.

41.           PARKING.  Tenant and all Tenant’s employees shall park their vehicles in those areas designated by Landlord and shall comply with all municipal subdivisional or other restrictive covenants imposed by Landlord by any restrictive authorities.  Vehicles shall be towed at owner’s expense for any of the following violations: (a) parking in any area other than as specifically designated by Landlord; or (b) failure of such vehicle to have a parking permit, if issued by Landlord, properly affixed thereto; or (c) parking across stripes marking the parking spaces.  Landlord, at its sole discretion, may designate the specific space or area in which vehicles shall be parked and may change the same from time to time.  Landlord may make, modify, or enforce rules and regulations relating to the parking of vehicles, and Tenant hereby agrees to obey such rules and regulations.  Tenant shall only use a prorata share of parking spaces as designated by Landlord.  In the event the Building does not possess parking, Landlord shall not be responsible for providing parking for Tenant.

BUILDING RULES AND REGULATIONS

1.           No sign, picture, advertisement, name or notice shall be inscribed, displayed or affixed on or to any part of the inside of the Building or the Premises without the prior written consent of Landlord and Landlord shall have the right to remove any such item at the expense of Tenant.  All approved signs or lettering on doors and the building directory shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord.  Tenant shall not place anything near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises; provided, however, that Landlord may furnish and install a Building standard window covering at all exterior windows.  Tenant shall not, without written consent of Landlord, cover or otherwise sunscreen any window.

2.           Landlord shall approve in writing, prior to installation, any attachment of any object affixed to walls, ceilings, or doors other than pictures and similar items.

3.           The directory of the Building will be provided exclusively for the display of the name and location of Tenant only, and Landlord reserves the right to exclude any other names therefrom.

4.           The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than ingress to and egress from the Premises.  The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and the Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Tenant normally deals in the ordinary course of Tenant’s business, unless such persons are engaged in illegal activities.  No tenant and no employees or invitees of any tenant shall go upon the roof of the Building.  Tenant shall not prop open the entry doors to Building or Premises.

5.           No additional locks or bolts of any kind shall be placed upon any of the doors or windows of the Premises or the Building by Tenant, nor shall any changes be made in existing locks or the mechanisms thereof without the prior written consent of the Landlord.  Tenant must, upon the termination of its tenancy, return to Landlord all keys to the Premises.  If Tenant fails to return any such key, Tenant shall pay to Landlord the cost of changing the locks to the Premises if Landlord deems it necessary to change such locks.

6.           The toilet rooms, urinals, wash bowls and other apparatus in the Premises or Building shall not be used for any purpose other than that of which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

7.           Tenant shall not overload the floor of the Premises, mark on, or drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof.  No boring, cutting or stringing of wires shall be permitted except with the prior written consent of and as the Landlord may direct.

8.           No furniture, freight or equipment of any kind shall be brought into the Building without the consent of Landlord and all moving of same into or out of the Building shall be done at such time and in such manner as Landlord shall designate.  Landlord shall have the right to prescribe the weight, size and position of all sales and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building and any damage caused by moving or maintaining such sale or other property shall be repaired at the expense of Tenant. There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards.

9.           Tenant shall not employ any persons for the purpose of cleaning the Premises without the consent of Landlord.  Landlord shall be in no way responsible to Tenant or any loss of property from the Premises or other damage caused by Landlord’s janitorial service or any other person.  Janitorial service will not include the cleaning of carpets and rugs, other than vacuuming.  If the Premises requires more than building standard janitorial service, such excess service shall be at Tenant’s cost.

10.           No tenant shall place anything in the hallways of the Building.  No trash shall be placed in the common area.

11.           Tenant shall only be permitted use as general office space.  No tenant shall occupy or permit any portion of the Premises to be occupied for lodging or sleeping or for any illegal purposes or permit any pet within the Premises or Building.

12.           Tenant shall not use or keep in the Premises or the Building any combustible fluid or material and shall not permit any open flame, including candles, incense, etc.

13.           Landlord will direct electricians as to where and how telephone wiring shall be located.  No boring or cutting or wires will be allowed without the written consent of Landlord.  The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

14.           No Tenant shall lay linoleum or other similar floor covering so that same shall be affixed to the floor of the Premises in any way except by a paste, or other material, which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited.  The method of affixing any such linoleum or other similar floor covering to the floor, as well as the method of affixing carpets or rugs to the Premises, shall be subject to approval by Landlord.  The expense of repairing any damage resulting from a violation of this rule shall be borne by the tenant by whom or by whose agents, employees, or invitees, the damage shall have been caused.

15.           Tenant shall provide and use chair pads and carpet protectors at all desk and furniture locations.

16.           No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such elevators as shall be designated by Landlord.

17.           On Saturdays, Sundays and legal holidays and on any other days between the hours of 6:00 p.m. and 6:30 a.m., Landlord reserves the right to keep all doors to the Building locked, and access to the Building, or to the halls, corridors, elevators or stairways in the Building or to the Premises may be refused unless the person seeking access is an employee of the Building or is properly identified as a tenant of the Building.  The Landlord shall in no case be liable for damage for any error with regard to the admission to or exclusion from the Building of any person.  In case of invasion, mob, riot, public excitement, or other commotion, the Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors for the safety of the tenants and protection of property in the Building.

18.           Access to the Building and parking may be controlled by the use of electronic card key or by other method deemed necessary by Landlord, Tenant shall be issued card keys or other ingress/egress devices and a deposit for each card or device shall be paid upon issuance of the cards.  In the event that Tenant shall damage or lose the card key(s) or device(s), then Tenant’s deposit for such card or device will be forfeited, and Tenant will be required to pay another equal deposit.

19.           If Landlord or any other tenant complains about smoke, fumes or odors caused by smoking in a tenant’s Premises, smoking shall be prohibited in such Premises from and after the date of such complaint.  Smoking is prohibited in the common areas of the Building at all times.

20.           Landlord reserves the right to require payment, in advance, for certain services and required of Landlord under this Lease.  Such charges include, but are not limited to, processing “bounced” checks, changing locks, reviewing and signing lien waivers, lease assignments, providing after hours HVAC rates, etc. and are subject to change at anytime without notice.

OFFICE LEASE AGREEMENT

THE STATE OF TEXAS

COUNTY OF HARRIS

This Lease, dated 1/15/01, is made and entered into by and between the Landlord and Tenant identified hereinbelow.

1.           DEFINITIONS AND BASIC PROVISIONS.

1.1           Parties and Address.                           The parties hereto and their respective addresses are as follows:

(1)           Landlord:                               FORUM OFFICE BUILDING PARTNERS

(2)           Landlord’s Address:           10039 BISSONNET
SUITE 275
HOUSTON, TEXAS 77036

(3)           Tenant:                                   ATS SERVICES INC

(4)           Tenant’s Address:               10039 BISSONNET, SUITE 250

HOUSTON, TEXAS 77036

(5)           Tenants Taxpayer Identification Number:    CHARTER #01304378

(6)           Tenant’s Driver’s License Number:           N/A

1.2           Defined Terms.  The following terms shall be deemed to be defined terms of this Lease for all Purposes.  Each of the following definitions and basic provisions shall be construed in conjunction with and limited by the reference thereto in other provisions of this Lease:

(1)	Fixed Minimum Rent: $9330.75 for the Term hereof, payable $652.50 per month FOR THE FIRST 6 MONTHS. $848.25 FOR THE 2ND 6 MONTHS. 1 YEAR OPTION AT $978.75.

(2)	Monthly Minimum Rent Payment: $652.50 per month. FOR THE 1ST 6 MONTHS. $848.25 PER MONTH FOR THE 2ND 6 MONTHS. 1 YEAR OPTION AT $978.75 PER MONTH.

(3)
Leased Premises:  Those certain premises known as 10039 BISSONNET located in Suite 250 containing approximately 1305 square feet of net rentable area.  Same being shown on the attached Floor Plan and being located in the Building.

(4)	Contemplated Commencement Date: 1/15/01.

(5)
Commencement Date:  The earlier of (i) the date on which Tenant begins any occupancy of the Premises, or (ii) the Contemplated Commencement Date, unless the Premises are not substantially complete in which event the Commencement Date should be the earlier of the date on which Tenant begins any occupancy or three (3) days after Tenant is sent a certificate of completion issued by Landlord or Landlord’s architect or general contractor, which certificate shall be conclusive evidence as to the readiness of the Leased Premises for occupancy.

(6)
Term:  The period beginning on the Commencement Date and continuing for 12 months plus the partial month of the Commencement Date is other than the first day of a month, and any extensions or renewal thereof agreed to in writing by Landlord and Tenant.

(7)	Rent: All Fixed Minimum Rent and Additional Rent.

(8)	Additional Rent: All rental and other sums payable hereunder from Tenant to Landlord, other than Fixed Minimum Rent

(9)	Base Year:	The Calendar Year 2001.

(10)
Operation Expenses:  All expenses, costs and disbursements (but not replacement of capital items nor specific costs billed to and paid by specific tenants, except as otherwise hereinafter provided) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, management, maintenance and operation of the Building, the Common Areas and related facilities, including but not limited to the following:

(i)
compensation, fees, wages and salaries of all contractors (including property management companies or employees directly engaged in the operation management and/or maintenance, or access control, and any personnel who may provide traffic control relating to egress and egress to and from the parking areas to the adjacent public streets; all taxes, insurance and benefits relating to contractors or employees providing these services shall be included;

(ii)	all supplies, tools, equipment and materials used in operating and maintenance;

(iii)
costs of all utilities, including but not limited to, the cost of water and power, heating, lighting, air conditioning and ventilating, telephone, garbage removal, and said other utilities as are required for the operation of the Building.

(iv)	costs of all maintenance and service agreements and the equipment therein, including, but not limited to, access control service, window cleaning and elevator maintenance;

(v)	cost of all insurance, including, but not limited to, the cost of casualty and liability insurance;

(vi)
all taxes and assessments and governmental charges whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing the Land or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Land, Building, Common Areas or related facilities, or the operation thereof, (but excluding ad valorem taxes on tenant’s personal property and on the value of leasehold improvements to the extent they exceed standard building allowances, which sum shall be paid for solely by Tenant);

(vii)	costs of repairs and general maintenance;

(viii)
amortization of the costs of installation of capital improvements that reduce operating costs or which may be required by governmental authority; such costs to be amortized over such reasonable period as Landlord shall determine with a return on capital at the then current interest rate on the unauthorized balance or at such higher interest rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements;

(ix)	Landlord’s central accounting and audit costs; and

(x)	all other costs and expenses which would generally be regarded as operating and maintenance costs and expenses provided same are applied in accordance with generally accepted accounting procedures.

(11)	Escalation. The dollar amount by which this Operating Expenses exceed the actual operating expenses for the calendar year 1994.

(12)
Pro Rata Share: Approximately 2.25 percent (2.25%), provided that if the Building is expanded or contracted, Tenant’s Pro Rata Share shall increase or decrease, as the case may be, such that it will equal a fraction, the numerator of which is the net rentable area of the Leased Premises, and the denominator of which is the net rentable area of the Building provided the respective service likewise expands on contracts.

(13)	Permitted Use: BUSINESS provided such use is granted only to Tenant, and complies with all laws, ordinances and statues.

(14)	Parking Spaces: 4 unreserved and not exclusive parking spaces in the parking area(s) designated by Landlord serving the Building.

(15)	Floor Plan: The outline of the Leased Premises as depicted in Exhibit “B” attached hereto and made a part hereof for all purposes.

(16)
Interior of the Lease Premises:  Standard office front and entrance (including without limitation, all plate glass and exterior doors), all of the interior wall framing, floors and floor covering, ceiling and interior staining and finishes, all interior doors and hardware, all interior electrical conduits and appurtenances, mechanical and equipment, all interior electrical fixtures, interior plumbing and plumbing fixtures, Tenant’s trade fixtures and all other parts in the interior of Leased Premises.

(17)	Building: The building in which the Lease Premises are situate, being generally known as 10039 BISSONNETT.

(18)
Common Area:  Those parts of the Building and the Land and related facilities designated by Landlord from time to time for the common use of all Tenants, including among other facilities, parking areas, sidewalks, landscaping, curbs, loading areas, private streets and alleys, automobile entrances, exits and driveways, entrance ways (enclosed or otherwise), lighting facilities, drinking fountains, public toilets, signs, service areas, common utilities lines, pipes, and/or conduits, and the like.

(19)
Land:  The lot, tract or parcel of land upon which the Building is situated in Harris County, Texas as more particularly described by meets and bounds on Exhibit “A” attached hereto and made a part hereof for all purposes, plus any contiguous parcels or strips of land which currently are owed by Landlord or leased to Landlord by lease agreement, license or easement, and are used in connection with or the service the Building or any part thereof.

(20)	Security Deposit: The sum of $848.25 is to be deposited by Tenant with Landlord, and held by Landlord pursuant to the terms hereof.

(21)	Late Charge: 10% of Monthly Minimum Rent Payment after the 5th.
IF PAID AFTER THE 5TH OF THE MONTH.

(22)	Lease: This Office Lease Agreement.

(23)	Expiration Date: The last day of the Term hereof, which date is contemplated as being 1/31/02.

(24)	Broker(s): HUEBNER FINANCIAL CORPORATION.

2.           GRANTING CLAUSE:  In consideration of the Rent reserved and the covenants and agreements herein contained on the part of the Tenant to be observed and performed, Landlord hereby demises, lets and leases until Tenant, and Tenant hereby rents from Landlord, the Leased Premises.

3.           RENT.

3.1           Fixed Minimum Rent.  Tenant promises and agrees to pay to Landlord for the original Term of this Lease, at the Landlord’s Address or at such other place designated by Landlord, without any prior demand therefor and without any deduction or setoff, the Fixed Minimum Rent except as provided herein.  The Fixed Minimum Rent shall be paid by Tenant paying to Landlord the Monthly Minimum Rent Payment on or before the first day of each month during the Term hereof.  A monthly Minimum Rent Payment for any fractional month at the beginning or the end of the Term shall be prorated based upon the actual number of days in such month.  It is agreed that, notwithstanding anything to the contrary, the Leased Premises are leased for the Fixed Minimum Rental for the original Term hereof, payable at the time of the making of this Lease and that the provisions herein contained for the payment of same in Monthly Minimum Rent Payments are for the convenience of Tenant only, and that, upon default in the payment of any such Monthly Minimum Rent Payment, as herein allowed, the whole of the Fixed Minimum Rental reserved for the whole of the Term herein provided for and then remaining unpaid shall, at the option of Landlord, become due and payable without any notice or demand.  Landlord expressly reserves the right to apply the payment of Fixed Minimum Rent to any items of non-rent that are not paid by Tenant.

3.2           Escalations.

(1)	In addition to the Fixed Minimum Rent as specified herein, Tenant agrees to pay to Landlord as Additional Rent its Pro Rata Share of the Escalations.

(2)
Tenant’s Pro Rata Share of Operating Expenses for the calendar year 1995 and for each subsequent calendar year shall be estimated by Landlord, and written notice thereof shall be given to Tenant.  Upon receipt of said written notice from Landlord, the estimated Escalations shall be due and payable as herein provided.  During each calendar year after 1994, Tenant agrees to pay Landlord each month, at the same time the Monthly Minimum Rent Payments are due, an amount equal to one-twelfth (1/12th) of the estimated annual Pro Rata Share of Escalations due.

(3)
If any portion of Operating Expenses increase during a calendar year, Landlord may revise Escalations during such year by giving Tenant written notice to that effect, and thereafter Tenant agrees to pay Landlord, in each of the remaining months of such year, an additional amount equal to the amount of such annual increase in the estimated Pro Rata Share of Escalations divided by the number of months remaining in such year.

(4)
After the end of 1995 each subsequent calendar year, Landlord shall prepare and deliver to Tenant a statement showing total Operating Expenses, the Escalation, the Escalation per square foot of net rentable area and Tenant’s Pro Rata Share of the total amount of Escalations.  Within thirty (30) days after receipt of the aforementioned statement, Tenant agrees to pay Landlord the remaining amount owed by Tenant.  However, if Tenant has paid more than its Pro Rata Share of the actual Escalations, Landlord shall either pay to Tenant within a reasonable time the amount of such excess, or at Landlord’s option, apply such excess to any sums due or to become due from Tenant to Landlord.

(5)	Notwithstanding anything herein to the contrary, in no event will the Fixed Minimum Rental provided for in this Lease ever be reduced.

3.3            Payment for Other Services.  Tenant agrees to pay Landlord as Additional Rent all charges for any services, goods, or materials furnished by Landlord at Tenant’s request which are not required to be furnished by Landlord under this Lease, immediately upon demand, plus an administrative fee not to exceed ten percent (10%) of the cost of the requested services, goods or materials.

3.4.           Late Charge.  If any Rent payment is not received by Landlord on or before the due date therefor, the Late Charge shall be due and payable (in addition thereto).  Said Late Charge is for the purpose of reimbursing Landlord for the extra costs and expenses incurred in connection with the handling and processing of such late payment.

4.              SECURITY DEPOSIT.  Landlord hereby acknowledges receipt from Tenant of the Security Deposit, which sum is to be held by Landlord as security for the full and faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the Term hereof.  If Tenant defaults with respect to any provision of this lease, including but not limited to the provisions relating to the payment of Rent, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default.  If any portion of said deposit is so used or applied Tenant shall, on demand, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a default under the Lease.  Landlord shall not be required to keep the Security Deposit separate from its general funds and may commingle said deposit with any other funds.  Tenant shall not be entitled to interest on said deposit.  It is expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Landlord’s damages in the event of default by Tenant.  If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last approved assignee of Tenant’s interest under this Lease) within thirty (30) days following the expiration of the Lease Term.  In the event Landlord transfers its interest in the Leased Premises during the Lease Term, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such deposit.

5.             COMMON AREAS

5.1           Parking Facilities and Other Common Areas.  During the Term of this Leas, Tenant shall be entitled to the nonexclusive use (in common with others entitled thereto) of the Common Areas.  Subject to the terms of this Lease and any parking rules of Landlord, the Parking Spaces shall be provided to Tenant located in parking areas provided by Landlord for the common parking of all tenants of the Building.  All Common Areas which Landlord elects or is obligated to provide and maintain shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce rules and regulation with respect to all such facilities and areas so provided by Landlord.  Landlord shall have the right, in its sole discretion, to change the number, to restripe and redesign, to relocate or modify the entrances and exits to and from the parking areas and parking spaces, and to provide additional entrances and exits if Landlord so elects.  Further, Landlord reserves the right to change from time to time the dimensions and location of the Common Areas as well as the location, dimensions, identity and type of any facilities and improvements located thereon and to construct additional building or additional stories on the Building or other Improvements on the Land, or to eliminate facilities and improvements (other than the Building) from the Land.  Tenant shall not conduct, solicit business or display merchandise on or within the Common Areas, or distribute handbills therein, or take any action which would interfere with the rights of other persons to use the Common Areas.  Landlord may temporarily close any part of the Common Areas for such periods of time as Landlord deems necessary to prevent the public from obtaining prescriptive rights or to make repairs or alterations.

5.2           Parking Regulations.  Landlord shall have the right to maintain and operate lighting facilities on all of the parking areas and to police all of the parking and other Common Areas, including without limitation, the right to discourage non-tenant parking, to designate and regulate parking areas, and to do and perform such other acts with respect to sold Common Areas as in the judgement of Landlord or Landlord’s counsel may be legally necessary to prevent a dedication thereof to the public.

5.3           Revocable License.  All Common Areas and facilities not within the Leased Premises, which Tenant may be permitted to use and occupy, are to be used and occupied under a revocable license, and if the amounts of such areas be diminished, Landlord shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abalement or Rent, nor shall such diminution of such areas be deemed construction or actual eviction.

6.             MAINTENANCE AND REPAIRS.

6.1           Landlord’s Obligations.  Landlord shall maintain and repair of its own cost and expense throughout the Terms of this Lease, the Structural Parts (including exterior glass, slab load bearing walls and roof) of the Building, provided, however, in the event of damage to said Structural Parts results from an actual or attempted entrance to, or exit from, the Leased Premises by Tenant for any unlawful purpose, Tenant shall bear the entire cost of such maintenance and repair.  Landlord shall further provide or cause to be provided maintenance of the Common Areas, plumbing, air conditioning systems, elevators (if any) and fire protection sprinkler system (if any).

6.2           Tenant’s Obligations.  Tenant shall maintain and repair of its own cost and expense the interior of the Leased Premises.  All maintenance and repairs shall be done with materials and equipment of good quality and shall be in accordance with the then existing federal, state and local regulations regarding health and safety.  All such repairs and replacements of the interior of the Leased Premises made by Tenant in and to the Leased Premises pursuant to this Section shall constitute a part of the fee estate remainder subject to this Lease, and Tenant’s rights, title and interest therein shall be limited to its right of possession and use pursuant to the provisions hereof.  If Tenant shall neglect and/or fail to observe, keep or perform any of its obligations to maintain and repair and Leased Premises in the time and manner provided in this Article and if such neglect and/or failure shall continue for ten (10) days after notice thereof, Landlord shall have the right to perform said maintenance and repairs, Landlord shall furnish Tenant a statement of the actual cost thereof, plus an administration fee not to exceed ten percent (10%) of the actual costs, which statement shall be immediately payable by Tenant.

7.             TAXES ON TENANT’S PROPERTY.  Tenant shall be responsible for and shall pay, before same becomes delinquent, all federal, state, county and local taxes levied of assessed upon any and all of Tenants’ interest hereunder and upon any and all personal property of any kind owned by or placed in, on or about the Leased Premises by Tenant during the Term of this Lease and all taxes and assessments on trade fixtures, furniture, and all sales excise and other taxes on Tenant’s business shall be paid entirely by Tenant.  If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property, or if the assessed value of the Landlord’s property is increased by inclusion of personal property, furniture or fixtures places by Tenant in the Leased Premises, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

8.             INSURANCE.

8.1           Hold Harmless.  Tenant covenants and agrees to indemnify and save Landlord harmless from and against any and all costs, liability or expense arising out of any claims of any persons on account of any occurrence in, upon or at the Leased Premises and/or the Building, or resulting from the occupancy or use thereof by Tenant, or by any person or persons holding or using the Leased Premises thereunder, or entering the Building or Common Areas, or occasioned in whole or in part by reason of the improper and/or lack of control and supervision throughout the Common Areas of property owned or controlled by Tenant, or by reason of the use or misuse of the parking area or any other Commons Areas by Tenant or by any person or persons holding or using the Leased Premises, or any part thereof, under Tenant, including without limitation, Tenant’s agents, contractors, employees, servants, subtenants, assignees or licenses; and without limiting the generality of the foregoing, Tenant further covenants and agrees to indemnify and save Landlord harmless from and against any penalty, damage or charge incurred or imposed by reason of any violation of law or ordinance by Tenant or any person or persons holding under Tenant or using the Leased Premises or the Building or Common Areas, and from any cost, damage or expense arising out of the death of or injury to any person or persons holding under Tenant or using the Leased Premises or any part thereof, or any part of the Building or Common Areas.  In case any action or claim to which Landlord is entitled to indemnification shall be brought or asserted in any way against Landlord or Tenant, Tenant shall immediately notify Landlord of the same and shall furnish Landlord with all relative information.  Landlord shall be entitled, at Landlord’s expense, to participate in, and to the extent that it wishes, to assume the defense thereof.

8.2           Tenant’s Liability Insurance.  Tenant agrees to maintain in force during the Term of this Lease a policy or policies of comprehensive public liability insurance, including property damage, written by one or more responsible insurance companies approved by Landlord and licensed to do business in the Texas, insuring Tenant and naming as additional named insures, Landlord, Landlord’s property management company as agent, and such other persons, firms, or corporations as are designated by Landlord, against loss of life, bodily injury and property damages in which the limit of public liability shall be not less than ONE MILLION AND NO/100 DOLLARS ($1,000,000) single limit bodily injury and in which the limit of property damage liability shall be not less than FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000).  Each such policy shall be noncancellable for any cause without first giving Landlord ten (10) days prior written notice.  Subject to all of the foregoing, the insurance coverage required to be furnished by Tenant pursuant to this Section may be in the form of a blanket policy covering all of Tenant’s operations.

8.3           Tenant’s Fire Insurance.  Tenant agrees to maintain in force during the Term of this Lease a policy or policies of fire and extended coverage insurance in the case of fire sprinkler leakage, malicious mischief, vandalism and other extended coverage perils, for the full insurable replacement value of all additions and of all office furniture, office equipment, merchandise and other items of Tenant’s property within or on the Leased Premises.

8.4           Tenant’s Worker’s Compensation.  Tenant agrees to maintain in force during the Term of this Lease workers compensation and employers liability insurance with a waiver or subrogation endorsement, in form and amount required by statute.

8.5           Evidence of Insurance.  A copy of each such policy or a certificate of such insurance required to be maintained by Tenant shall be delivered to Landlord upon the Commencement Date of this Lease and annually thereafter upon the first day of each Lease Year throughout the Term of this Lease.  If Tenant fails to procure said insurance or deliver to Landlord such evidence thereof, Landlord may procure same and Tenant shall reimburse Landlord for the cost thereof immediately upon demand.

8.6           Landlord’s Liability Insurance.  Landlord agrees to maintain in force during the Term of this Lease a policy or policies of comprehensive public liability insurance, including property damage, written by one or more responsible insurance companies licensed to do business in Texas and insuring Landlord against loss of life, bodily injury and /or property damage with respect to the Common Areas and the operation of the Building, the policy limits of which to be in amount satisfactory to Landlord.  In addition, Landlord may maintain in force such umbrella policy or policies of public liability insurance as Landlord, in its sole discretion, may deem appropriate.  Landlord’s failure to procure any such insurance shall not invalidate this Lease or lessen Tenant’s liability hereunder.

8.7           Landlord’s Fire Insurance.  Landlord agrees to procure and keep in effect during the original and any extended Term of this Lease a policy or policies of fire and extended coverage insurance covering the Building, including rent abatement, vandalism and malicious mischief coverage, written by an insurance company authorized to do business within the State of Texas, and in an amount deemed satisfactory to Landlord. Such insurance shall provide protection against losses so insured against for the sole and exclusive benefit of Landlord.  The full amount of any proceeds payable thereunder shall be payable to Landlord, and Tenant shall not be entitled to, and shall have no interest in, such proceeds or any part thereof.  Tenant is advised to procure such insurance as Tenant deems appropriate to protect its interest.

8.8           Waiver of Subrogation.  To the extent permitted by the laws and insurance regulations of the State of Texas, the respective parties hereto hereby waive and release any and all claims, demands and causes of action which each might have against the other party, either for damage to or loss of any part of the Leased Premises or of any adjoining premises belonging to Landlord, arising from perils ordinarily insured against under a standard fire and extended coverage insurance policy issued in the State of Texas, regardless of whether such damage or loss is occasioned by the negligence of the respective parties or either of them, their agents, servants or employees.

9.  UTILITIES AND SERVICES.  Provided Tenant be not in default of any term, condition or covenant of this Lease, Landlord agrees to furnish or cause to be furnished to the Lease Premises gas, water (for drinking, cleaning and lavatory purposes only), and electricity during the term of this Lease.  However, Landlord shall not bear the utility costs (including meter installation and air conditioning costs) occasioned by electrodata processing machines, computers, hybrid telephone equipment, similar machines of high electrical consumption without the prior express written consent of the Landlord.  Landlord shall furnish tempered and refrigerated water at those points of supply designated by Landlord in the Common Areas: heated and refrigerated air conditioning in season (at temperatures, in amounts and at times considered by Landlord to be standard or in compliance with any governmental regulations; such service after hours, on Saturday afternoons, Sundays and holidays will be furnished only upon the prior written request of Tenant who shall bear the entire cost thereof).  Landlord shall furnish janitorial service, in the manner and to the extent deemed standard by Landlord during the periods and hours as such services are normally furnished to all Tenants. The work of the building janitor will not be hindered by Tenant.  Landlord shall furnish routine maintenance, painting and lighting service for all Common Areas in the manner and to the extent deemed by Landlord to be standard.  Tenant will pay all telephone charges.  Landlord shall not be liable in damages or otherwise for failure, stoppage or interruption of any such service nor shall the same be construed as an eviction of Tenant, work an abatement of Rent, or relieve Tenant from the operation of any covenant or agreement set forth herein; but in the event of any failure, stoppage or interruption thereof not caused by Tenant or Tenant’s agents, employees, contractors, clients or invites, Landlord shall use reasonable diligence to resume service promptly.  Notwithstanding anything hereinabove to the contrary, Landlord reserves the right from time to time to make reasonable modifications to the above standards for services and utilities.

10.           EXPANSION.  Landlord and Tenant covenant and agree as follows:

(1)           Landlord reserves the right to make changes in and to alter the Building, automobile parking areas, and other Common Areas, and this right shall include the right to elevate or doubledeck or to provide underground parking facilities.  In no event shall Landlord be required to maintain any specific parking-to-building ratio for any automobile parking areas.

(2)           With respect to any premises adjoining or adjacent to the Building which Landlord may now own or henceforth acquire, by deed, easement contract, license or otherwise Landlord expressly reserves unto itself, its successors and assigns, the right (but Landlord, its successors and assigns shall have no obligation) to develop, dedicate, finance, improve, lease, manage, operate and/or convey the adjoining or adjacent premises, or any part thereof, for whatever use or purpose Landlord or Landlord’s successors or assigns shall deem appropriate, including, without limitation, the use thereof for expansion of the Building, and this Lease shall not be construed to limit Landlord’s rights, or to restrict the use of said adjoining or adjacent premises or any part thereof.  The foregoing provisions of this paragraph shall not be construed to give Tenant any rights in common areas within any of the adjoining or adjacent premises, including, without limitation, any rights in the parking areas that might be provided in the adjoining or adjacent premises.

(3)           No such permitted change, alteration, addition to or consolidation of the Building, including, without limitation, the performance of all construction and/or excavation required therefore, shall invalidate this Lease or affect Tenant’s obligation under any provision hereof and Tenant agrees to ratify and approve the modified Building Plan, if any in writing.  Tenant expressly waives all claims for inconvenience, interruption and/or loss of Tenant’s business or other damages due to such permitted change, alteration, addition or consolidation, unless caused by the gross negligence of Landlord.

11.           PROPERTY OBLIGATIONS.

11.1           Tenant’s Property.  Landlord shall not be liable for any damage to or loss of personal property placed in or about the Leased Premises by Tenant’s agents, employees, clients, guests, invites or others, resulting from fire, theft, explosion, flood, windstorm or other casualty caused by Acts of God or by the acts or omissions of other occupants of other space in the Building or caused by operations during construction of any public or quasi public work.  All property kept or stored within the Leased Premises shall be kept or stored at the risk of Tenant only, and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant’s insurer, if any, unless such damage shall be caused by the gross negligence of Landlord.

11.2          Tenant Fixtures, Alterations and Personal Property.  Tenant shall not make or allow to be made any alterations or physical additions in or to the Leased Premises without the prior written consent of Landlord.  Upon Tenant’s receipt of Landlord’s written approval and upon Tenant’s payment to Landlord of the fee prescribed by Landlord (which fee shall be in consideration for the work of Landlord and its employees and representatives and the reviewing of the plans and specifications).  Tenant may proceed to the construction of the approved alterations, but only so long as they are in strict compliance with the plans and specifications and with the provisions of this Section.  All alterations shall be made at Tenant’s expense, either by Tenant’s contractors which have been approved in writing by Landlord, or all Landlord’s option, by Landlord’s contractors on terms reasonably satisfactory to Tenant, including a fee of fifteen prevent (15%) of Landlord’s actual cost of the work to cover Landlord’s overhead.  None of Tenant’s construction, alterations or improvements shall (i) alter the exterior appearance of the Building in any manner, (ii) adversely affect the structure or safety of the Building or any portion thereof, (iii) fail to comply with all building, safety, fire and other codes and governmental and insurance requirements, or (iv) fail to be completely promptly and in good and workmanlike manner.  All trade fixtures to be installed by Tenant shall be new or completely reconditioned.  At Landlord’s option any such approved additions, alterations, improvements and/or fixtures furnished or installed by Tenant which are sufficiently affixed or annexed to the Leased Premises so as to become a part thereof, other than unaffixed movable trade fixtures, shall upon the expiration or earlier termination of this lease, become the property of Landlord; or in the alternative, Landlord may require Tenant to remove said additions, alterations, improvements and/or fixtures, as well as all unaffixed movable trade fixtures and operating equipment of Tenant, upon the expiration or earlier termination of this Lease, and thereafter Tenant will restore the Leased Premises to the condition they were in upon delivery of possession thereto under this Lease, reasonable wear and tear only expected.  Any damage to the Leased Premises caused by such installation and/or removal of Tenant’s fixtures and equipment shall be repaired at Tenant’s sole cost and expense.  The provisions of this Section shall expressly survive the expiration or earlier termination of this Lease.

11.3          Liens.  Tenant shall neither permit nor suffer an involuntary lien to be filed or affixed against the Building, the Leased Premises, the fee simple title of the Land or any leasehold estate therein or any part thereof, and shall not voluntarily grant any lien or security interest therein.  In the event any such involuntary or voluntary lien, including without limitation, mechanic’s lien and tax lien, is filed and/or affixed against the Building, the Leased Premises, the fee simple title of the Land or any leasehold estate therein, or any part thereof, or against any fixtures, equipment, furnishings therein or all types of work and improvements comprising the interior of the Leased Premises (which when completed shall constitute a part of the fee estate remainder subject to the terms and provisions of this Lease) and Tenant has not caused the same to be released and discharged of record within ten (10) days after notice thereof, same shall constitute a default hereunder.  Upon such default in addition to any other remedies available to Landlord herein, Landlord may release and discharge of such lien, Tenant shall repay to Landlord immediately upon demand as Additional Rent hereunder all such sums disbursed or deposited by Landlord.  Nothing contained herein, however, shall imply any consent or agreement on the part of Landlord or anyone holding under Landlord to subject Landlord’s interest to liability under any mechanic’s or other lien law, regardless of whether the performance or the furnishing of such work, labor, services or materials to Tenant or anyone holding under Tenant shall have been consented to by Landlord.

12.            SUBORDINATION/ATTORNMENT.

12.1          Subordination. Tenant covenants and agrees promptly upon request of Landlord to execute and deliver, in a recordable form provided by Landlord,  an acknowledgment of the subordination of this Lease to any mortgage, deed of trust, security agreement or other lien or encumbrance resulting from any method of financing or refinancing, presently or henceforth placed upon the Land and/or the Building and any future expansion thereof, or additions thereto, and to all advances of money or other value heretofore or hereafter made upon the security thereof.

12.2          Collateral Assignment by Landlord.  Subject to the foregoing provisions of this Article, Landlord reserves the right, without notice to or consent of Tenant, to assign this Lease and/or any and all Rent hereunder as security for the payment of any mortgage loan, deed of trust loan or other method of financing or refinancing.

12.3          Attornment.  In the event any such mortgage is foreclosed, or in the event of the exercise of the power of sale under any such deed of trust, Tenant shall consider the purchaser of the foreclosure trustee’s sale to be the Landlord hereunder, and Tenant will [ILLEGIBLE] to the purchaser and will recognize the purchaser as the owner and Landlord under this Lease.

13.            USE AND OPERATION.

13.1          Use of Leased Premises.  The Leased Premises shall be used and occupied by Tenant solely for the Permitted Use and Tenant expressly agrees that no use shall be made or permitted or acts done by Tenant and/or any agents, employees, subtenants, or assignees of Tenant, which shall increase the existing rate of insurance coverage or cause cancellation of such insurance coverage.  Tenant shall not (i) permit any objectionable or unpleasant odors to emanate from the Leased Premises; nor place or permit any radio, television, loudspeaker or amplifier on the roof or outside of the Leased Premises or where the same can be seen or heard from outside the Leased Premises, (ii) place any antenna, awning or other projection on the exterior of the Leased Premises; (iii) take any other actions which would constitute a nuisance or would disturb or endanger other tenants of the Building or unreasonably interfere with their use of their respective premises; or (iv) do anything which would tend to injure the reputation of the Building.

13.2          Name of Business.  Tenant promises and agrees to conduct the business above described in and upon the Leased Premises under the Trade Name, and Tenant shall not change such name without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

13.3          Suitability of Premises.  Tenant warrants to Landlord that it has, prior to the execution hereof, full inspected the Leased Premises and that it has made performed, obtained and received all studies, inspections, reports, diagnoses and tests that Tenant desires relative to the Leased Premises and Tenant’s proposed business use of the Leased Premises.  Tenant understands and agrees that it is accepting the Leased Premises in its present “AS-IS”, “WHERE-IS” condition, “WITH ALL FAULTS”.  Tenant warrants that is used all due diligence in conducting all studies inspections, diagnoses and tests on the Leased Premises that Tenant deemed necessary or appropriate.  Tenant acknowledges that Landlord has not made and does not make, and Landlord hereby disclaims, any and all warranties, express or implied, which in any way relate to the Leased Premises of the condition, thereof, including without limitation any implied warranty of suitability of habitability.  Tenant further understand that Landlord has relied upon Tenant’s having made all inspections Tenant desired prior to leasing the Leased Premises from the Landlord, and that but for such inspections by Tenant, Landlord would not have leased the Leased Premises to Tenant.  Additionally the parties agree that the obligation of Tenant to pay all rental and other sums hereunder provided to be paid by Tenant, and the obligation of Landlord to perform Landlord’s other covenants and duties hereunder constitutes independent, separate and unconditional obligations to be performed at all times provided for hereunder, save and except only when an abatement thereof or reduction therein is expressly provided for herein and not otherwise.  Tenant waives and relinquishes all rights which Tenant might have to claim any nature of a lien against or withhold or deduct from or offset against any rental or other sums provided hereunder to be paid to Landlord by Tenant.  Tenant waives and relinquishes any right to assert, either as a claim or as a defense, that Landlord is bound to perform or liable for the nonperformance of any implied covenant or implied duty of Landlord not expressly set forth herein.  It is agreed that in the event Landlord commences any proceedings against Tenant for nonpayment of rental or any other sum due and payable by Tenant hereunder, Tenant shall not interpose any counterclaim or other claim against Landlord of whatever nature or description in any such proceedings; and in the event Tenant interposes any such counterclaim or other claim against Landlord in any such proceeding, Landlord and Tenant stipulate and agree that, in addition to any other lawful remedy of Landlord, upon motion of Landlord, such counterclaim or other claim asserted by Tenant shall be severed out of the proceedings instituted by Landlord and Landlord may proceed to final judgment separately and apart from and without consolidation with or reference to the status of such counterclaim or any other claim asserted by Tenant.

13.4          Operation of Business.  Tenant shall operate all of the Leased Premises during the entire Lease Term using sound business practices, due diligence and efficiency.  Tenant shall provide, install and at all times maintain in the Leased Premises all suitable furniture, fixtures, equipment and other personal property and such personnel may be necessary for the conduct of Tenant’s business therein in a businesslike manner.

14.            SIGNS/ADVERTISING.

14.1          Signs.  No signs of any kind or nature, symbol or identifying mark shall be put on the Building, the Land, the Common Areas, nor within the Premises so as to be visible from the Common Areas or exterior of the Building, without prior written approval of Landlord.  All signs or lettering shall conform in all respects to the sign and/or lettering criteria established by Landlord.

14.2          Advertising of Tenant.  No advertising medium originating from within the Leased Premises shall be utilized by Tenant which can be heard or experienced outside the Leased Premises, including, without limiting the generally of the foregoing, flashing lights, search lights, loudspeakers, phonographs, radios and television.  Tenant shall not display, paint, place or cause to be placed any handbills, bumper stickers or other advertising devices on any vehicle parked in the parking area of the Building, whether belonging to Tenant, Tenant’s agent, or to any other person.  Tenant shall not distribute, or cause to be distributed any handbills or other advertising devices within the Building or Common Areas.

15.            ASSIGNING/MORTGAGING/SUBLETTING.

15.1          Prohibitions. Tenant shall not transfer, assign, sublet, enter into any license or concession agreements, change ownership or hypothecale this Lease or the Tenant’s interest in and to the Leased Premises nor permit the occupancy or use of any part thereof, without first procuring the written consent of the Landlord. Any assignment, mortgage, pledge, hypothecation, encumbrance subletting or license of this Lease, the leasehold estate hereby created, or the Lease Premises or any portion thereof, either voluntary or involuntary, whether by operation of law or otherwise, without the prior written consent of Landlord first had and obtained therefore, shall be null and void, at the option of the Landlord, and Landlord may declare a default and exercise all remedies available to Landlord under this Lease or at law.

15.2          Refusal of Consent.  Without in any way limiting Landlord’s right to refuse to give such consent for any other reason or reasons, Landlord reserves the right to refuse to give such consent unless Tenant remains fully liable during the unexpired Term of this Lease and Landlord further reserves the right to refuse to give such consent if, in Landlord’s sole discretion and opinion, the quality of Landlord’s operation is or may be in any way adversely affected during the term of the proposed new tenant is less than that of the Tenant as of the date hereof.

15.3          Conditions to Consent. Landlord may condition its consent to any assignment or subletting (i) upon Tenant’s agreement to termination of this Lease and simultaneous creation of a new lease between Landlord and the proposed successor, and upon Tenant’s giving its unconditional guaranty of such new lease in form and substance satisfactory to counsel for Landlord, or (ii) upon Tenant’s agreement simultaneously with the execution of any sublease or assignment approved by Landlord, to name Landlord its agent for purposes of collection of rental from sublessee approved by Landlord under any such sublease or assignment (in order to enable Landlord to maintain its collections and other relationships).

15.4          Reimbursement of Fees.  Tenant agrees to reimburse Landlord for Landlord’s reasonable attorney’s fees incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subletting, licensing or concession agreement, change of ownership or hypothecation of this Lease or Tenant’s interest of ownership or hypothecation of this Lease or Tenant’s interest in and to the Leased Premises.

15.5          Transactions Consented To. Each transfer, assignment, subletting, lease, concession agreement and hypothecation to which there has been consent shall be by an instrument in writing in form satisfactory to Landlord and shall be executed by the transferor, assignee, sublessor, licensor, concessionaire, hypothecator or mortgagor and the transferee, assignee, sublessee, licensee, concessionaire or mortgagee in each instance as the case may be; and each transferee, assignee, sublessee, licensee, concessionaire or mortgagee shall agree in writing for the benefit of the Landlord herein to assume, to be bound by, and to perform the terms, covenants and conditions of the Lease to be done, kept and performed by the Tenant.  One (or more, if required by Landlord) executed copy of such written instrument shall be delivered to Landlord.  Failure to first obtain in writing Landlord’s consent or failure to comply with the provisions of this Article shall operate to prevent any such transfer, assignment, subletting, license, concession agreement or hypothecation from being effective.

15.6          Excess Rental.  If the rental due and payable by any assignee or subtenant under any such permitted assignment or sublease (or a combination of the rental payable under such assignment or sublease plus any bonus or other consideration therefore or any payment incident thereto) for the Leased Premises (or any portion thereof) exceeds the rent payable under this Lease for the Leased Premises (or any portion thereof), Tenant shall be bound and obligated to pay Landlord all such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant from such assignee or subtenant, as the case may be.

16.            WASTE, NUISANCE, APPLICABLE LAWS.

16.1          Waste and Nuisance.  Tenant shall not commit or suffer to be committed any waste in or upon the Leased Premises and shall not commit or suffer to be committed therein any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Building, or which may disturb the quiet enjoyment of any person within the immediate vicinity of the Building.

16.2          Tenant’s Compliance with Laws. Tenant shall, at Tenant’s sole cost and expense, comply with all the requirements of all federal, state, county, municipal and other applicable authorities, now in force or which may hereafter be in force.

17.            DESTRUCTION.

17.1          Notice of Loss. Tenant shall give immediate notice to Landlord in the event of fire or other accidents or casualties within the Leased Premises or in or around the Building, and such other notice as prescribed by the fire and extended coverage insurance policy required herein to be carried thereon, and further, Tenant shall give immediate notice to Landlord of any defects in any of the fixtures or equipment located within the Leased Premises or in or around the Building.

17.2          Premises Usable. In the event the Leased Premises shall be damaged by fire or other casualty, but shall not be rendered wholly or partially unusable, regardless of the time remaining in the Term of this Lease, Landlord may elect either (i) to cause such damage to be repaired, and the Fixed Minimum Rent shall not be reduced or abated unless the repairs are delayed beyond ninety (90) days after commencement of such repairs, and thereafter, only if Landlord is not diligently pursuing such repairs; and then only to the extent as may be equitable based upon the amount of damage, or (ii) to give Tenant written notice within sixty (60) days following the date of such occurrence of its intention to terminate this Lease.

17.3          Premises Unusuable. If the Leased Premises shall be rendered partially or wholly unusuable, Landlord may elect either (a) to cause such damage to be repaired and the Fixed Minimum Rent shall be reduced in proportion to Tenant’s loss of effective use of the Leased Premises during such repair, or (b) to give Tenant written notice within sixty (60) days following the date of such occurrence of its intention to terminate the Lease.

17.4          Building Damaged. In the event all or part of the Building, other than the Leased Premises, shall be damaged or destroyed by fire or other casualty, and regardless of the time remaining in the original and any extended term of this Lease, Landlord at its sole discretion may elect either (a) to cause such damage to be repaired or (b) to terminate this Lease by giving Tenant written notice within sixty (60) days following the date of such occurrence of its intention to terminate this Lease.  Neither Fixed Minimum Rent nor any other sums due hereunder shall be abated or reduced.

17.5          Scope of Repair. In the event Landlord elects or shall be obligated to repair or restore any damage or destruction as aforesaid, the scope of the work shall be limited to the shell of the Building and Lease Premises.  Landlord shall not be required to make repairs or replacements of any panels, decoration, trade fixtures, railings, floor covering, partitions or other parts of the interior of the Leased Premises or any other property installed or placed in the Leased Premises.

17.6          Commencement of Repairs. Anything to the contrary herein notwithstanding, Landlord shall not be required to commence repairs and/or restoration prior to the expiration of sixty (60) days following the occurrence or the receipt by Landlord of the insurance proceeds covering said damages, whichever event shall first occur, provided, however, that if said repairs and/or restoration are not commenced at the end of such sixty (60) day period, unless commencement is prevented by an act beyond Landlord’s control, Tenant may give Landlord thirty (30) days prior written notice of intent to terminate.  If Landlord shall within said thirty (30) day period commence such repairs and/or restoration, the notice of intent to terminate shall cease to be operative and shall become without force and effect.

18.            CONDEMNATION

18.1          Total Taking. If all of the Leased Premises should be taken for any public of quasi public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, then this Lease shall terminate and the Rent shall be abated during the unexpired portion of the Term, effective on the date physical possession is taken by the condemning authority.

18.2          Partial Taking. If any part (but not all) of the Building Common Areas or the Leased Premises should be so taken, Landlord may terminate this Lease if Landlord in its sole discretion, so elects.  Any election to terminate this Lease in accordance with this provision shall be evidenced by written notice of termination to Tenant within thirty (30) days after the date physical possession is taken by the condemning authority.  If this Lease is not so terminated, the Fixed Minimum Rent payable hereunder during the unexpired portion of the term shall be reduced in proportion to the area of the Leased Premises taken, effective on the date physical possession is taken by the condemning authority.

18.3          Award. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Building, the Leased Premises or the Common Areas shall be the property of Landlord, and Tenant hereby assigns its interests in any such award to Landlord.

19.            QUIET ENJOYMENT. So long as Tenant shall pay all Rent and other payments due hereunder and shall observe and perform all of the covenants on Tenant’s part to be observed and performed hereunder, and Tenant is not in default hereunder, Tenant shall peaceably and quietly hold and enjoy the Leased Premises (including easement rights) for the entire Term hereof without interruption by Landlord or person or persons lawfully or equitably claiming by, though or under Landlord, subject, nevertheless, to all of the terms and provisions of this Lease and to the reservations, encumbrances and limitations affecting the title to the premises upon which the Building is situated.

20.            DEFAULT AND REMEDIES.

20.1          Default. The following events shall be deemed to be the events of default by Tenant under this Lease:

(1)           Tenant shall fail to pay any installment of the Fixed Minimum Rent or any Additional Rent hereunder when due.

(2)           Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the payment of any sums due Landlord, including but not limited to, the Fixed Minimum Rent or any Additional Rent, and shall not cure such failure within thirty (30) days after written notice thereof to Tenant (or such shorter notice period as may be provided elsewhere in this Lease for specific events of default).

(3)           Tenant or any guarantor of Tenant’s obligations hereunder shall become insolvent as defined in any chapter of the United States Bankruptcy Code, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

(4)           Tenant or any guarantor shall file a petition under any section or chapter of the United States Bankruptcy Code, or under any similar law or statute of the United States or any state thereof, or Tenant shall be adjudicated bankrupt or insolvent as defined in any chapter of the United States Bankruptcy Code in proceedings filed against Tenant or any guarantor of Tenant’s obligations under this Lease.

(5)           A receiver or trustee shall be appointed to the Leased Premises or for all substantially all of the assets of Tenant or any guarantor and such receiver or trustee shall not be discharged within thirty (30) days following such appointment.

(6)           Tenant shall desert or vacate or shall commence to desert or vacate the Leased Premises or any substantial portion of the Leased Premises, or shall discontinue operations therein, or shall remove or attempt to remove, without the prior written consent of the Landlord, all or a substantial portion of Tenant’s equipment, fixtures, furniture or other personal property.

(7)           If Tenant or any guarantor, or any general partner of Tenant or any guarantor, is an entity of any type, the sale, transfer, change or hypothecation of fifty percent (50%) or greater of the ownership interest of Tenant or any guarantor or any general partner.

(8)           The discovery by Landlord that any financial statement given by Tenant or any of its assignees, subtenants or successors-in-interest, or any guarantor of Tenant’s obligations hereunder to Landlord, was materially false.

20.2           Remedies.

(1)
Upon the occurrence of any event of default hereunder, and notwithstanding the fact that the termination of cancellation of this Lease by Landlord may substantially interfere with the ability of Tenant to conduct a non-liquidation proceeding under any chapter of the United States Bankruptcy Code, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever.

(i)
Terminate this Lease, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which he may have for possession or arrearages in Rent, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying said Leased Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and/or

(ii)
Enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying said Leased Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and if Landlord so elects, relet the Leased Premises on such terms as Landlord may deem available and receive rental therefor.

(2)
Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedies herein provided or provided by law, nor shall pursuit of any other such remedy constitute a forfeiture or waiver of any Rent or other sums due to Landlord hereunder or of any damages accruing to the Landlord by reason of the violation of any of the terms, provisions and covenants herein contained.  Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default in determining the amount of loss or damage which Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of any reletting by Landlord as above provided, allowance shall be made for the expense of repossession and any repairs or remodeling undertaken by Landlord following repossession.

(3)
Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant.  No removal or other exercise of dominion by Landlord over the property of Tenant or others at the Leased Premises shall be deemed unauthorized or constitute a conversion Tenant hereby consenting, after any event of default, to the aforesaid exercise of dominion over Tenant’s property within the Building.  All claims for damages by reason of such reentry and/or repossession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process.  Tenant agrees that any reentry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings, as Landlord may elect and Landlord shall not be liable in trespass or otherwise.

(4)
In the event Landlord elects to terminate this Lease by reason of an event of default, then notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord, at Houston, Texas, the sum of all Rent and other indebtedness accrued to the date of such termination, plus, as damages, an amount equal to the then present value of the Rent and any and all other sums reserved hereunder for the remaining unexpired portion of the Lease Term (had this Lease not been so terminated by Landlord), less the then present value of the then fair rental value of the Leased Premises for such period as determined by Landlord; the parties here stipulating that such fair rental value shall in no event exceed twenty-five (25%) of the then present value of the Rent reserved for such period.

(5)
In the event that the Landlord elects to repossess the Leased Premises without terminating the Lease, then Tenant shall be liable for and shall pay to Landlord at Houston, Texas all Rent and other indebtedness accrued to the date of such repossession, plus all Rent and any and all other sums required to be paid by Tenant to Landlord during the remainder of the Lease Term until the date of expiration of the Term, diminished by and net sums thereafter received by Landlord through reletting the Premises during said period (after deducting expenses incurred by Landlord as provided herein).  In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the Rent herein reserved.  Actions to collect amounts due by Tenant as provided in this Paragraph may be brought from time to time, on one or more occasions, without the necessity of Landlord’s waiting until expiration of the Lease Term.

(6)
In the event of termination or repossession of the Leased Premises for an event of default, Landlord shall not have any obligation to relet the Leased Premises, or any portion thereof, or to collect after reletting; and in the event of reletting Landlord may relet the whole or any portion of the Leased Premises for any period, to any tenant, and for any use and purpose. Should Landlord choose to relet the Leased Premises, or any portion thereof, for the remainder of the Term provided for herein, and if the rental received through reletting does not at least equal the Rent provided for herein, Tenant shall pay and satisfy the deficiency between the amount of the Rent so provided for and that received through reletting, including, but not limited to, the cost of renovating, altering and decorating for a new occupant.  Further, Tenant shall not in any event ever be entitled to any excess rental and other sums provided for herein, and the same shall belong solely to Landlord.  Nothing herein shall be construed as in any way denying Landlord the right, in any event of abandonment of said Premises or other breach of this Lease by Tenant, to treat the same as an entire breach and at Landlord’s option to terminate this Lease and/or immediately seek recovery for the entire breach of this Lease and any and all damages which Landlord suffers thereby.

(7)
If Tenant shall fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Leased Premises for such purpose, and thereupon Tenant shall be obligated, and hereby agrees, to pay Landlord, upon, upon demand, all costs, expenses and disbursements (including reasonable attorneys’ fees) incurred by Landlord in taking such remedial action.

(8)
In the event of the breach or the attempted or threatened breach of any covenant or provision contained in this Lease by Tenant, Landlord shall have, in addition to all other remedies provided for hereunder or by law or equity, the right to obtain an injunction prohibiting such breach or attempted breach without the necessity for proof of inadequacy of legal remedy, irreparable harm or probable right of recovery.

(9)
In the event of any default by Landlord, Tennant’s exclusive remedy shall be an action for damages (Tenant hereby waiving the benefit of any laws granting a lien upon the property of Landlord and/or upon rental due Landlord), but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days in which to cure any such default.  Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof.  All obligations of Landlord hereunder will be construed as covenants, not conditions, and all such obligations will be binding upon Landlord only during the period of its possession of the Building and not thereafter.

20.3          Waiver of Notices.  Notwithstanding anything to the contrary contained herein, if Tenant has received two (2) notices of default hereunder during the Term hereof, then all future notices of default which would otherwise be required hereunder are expressly waived by Tenant, and it is agreed that Landlord may immediately exercise any of its remedies hereunder without any notice whatsoever to Tenant.

20.4          Quarterly Payments. Notwithstanding anything to the contrary contained herein, if Tenant has committed two or more events of default hereunder in any one Lease Year, and Landlord has elected to allow Tenant to subsequently cure its default and remain in possession hereunder, Landlord shall nonetheless have the option to require Tenant to pay all Fixed Minimum Rent in quarter annual installment, in advance of each such quarterly period, such quarterly periods to be designated by Landlord. Such option shall be in addition to and cumulative of any and all other rights and remedies of Landlord hereunder.

20.5          Expense/Attorneys' Fees.  In the case of an event of default hereunder, Tenant shall also be liable for and shall pay to Landlord, at Houston, Texas, in addition to any sum provided to be paid above; broker's fees incurred by Landlord in connection with reletting the whole or any part of the Premises; the costs of removing and storing Tenant's or other occupant's property; the costs of repairing, altering, remodeling or otherwise putting the Leased Premises into condition acceptable to a new tenant or tenants; and all reasonable expenses incurred by Landlord in enforcing Landlord's rights or remedies, including reasonable attorneys' fees and court costs.

20.6          Limitation on Landlord's Personal Liability.  Tenant specifically agrees to look solely to Landlord's interest in the Building for the recovery for any judgment from Landlord, it being agreed that Landlord, its agents, employees, officers, directors, successors, and assigns shall never to personally liable hereunder.

21.            ACCESS.  Landlord or its agents shall have the right to enter the Leased Premises at all reasonable times, and whenever necessary because of emergencies to inspect the same, and to make such repairs, replacements, alterations, improvements or additions as Landlord may deem necessary or desirable, including alterations, repairs, improvements or additions to the space adjacent to Leased Premises and/or to the Building, without the same constituting an evection of Tenant in whole or in part, and the Rent reserved shall in no wise abate while said repairs, replacements, alterations, improvements or additions are being made, by reason of loss or interruption of Tenant's business or otherwise.  During the ninety (90) days prior to the expiration of the original or any extended Term of this Lease, Tenant shall permit the Landlord to exhibit the Leased Premises to prospective Tenants and to place notices upon the Leased Premises advertising "For Lease".  Landlord may, at any time, exhibit the Lease Premises to prospective purchasers, and place notices, upon the Building or the Leased Premises advertising "For Sale."

22.            SURRENDER AND REMOVAL OF PROPERTY.

22.1          Surrender of Premises.  Promptly upon the expiration or earlier termination of the Term of this Lease, Tenant shall surrender the Leased Premises in the same condition as they were in upon delivery of possession thereto under this Lease, reasonable wear and tear and damage by unavoidable casualty or Act of God only excepted.  Further, Tenant shall surrender all keys to the Leased Premises at the place then fixed for the payments of Fixed Minimum Rent due hereunder.  All items of work and improvements comprising the interior of the Leased Premises shall constitute a part of the fee estate remainder subject to this Lease, notwithstanding that Tenant may construct or cause to be constructed all or any part of said improvements or may contribute to the cost thereof, and notwithstanding that Tenant may or might be required to maintain, repair and/or replace same or some part thereof pursuant to some other provision in this Lease.  Subject to the provisions of this Section, Tenant shall remove all of Tenant's trade fixtures, operation equipment and other personal property before surrendering the Leased Premises as aforesaid and shall repair at Tenant's expense any damage to the Leased Premises caused thereby.

22.2          Failure to Remove Property.  If Tenant shall neglect to remove Tenant's personally as herein provided, Landlord shall have the right (i) to remove said property and cause it to be stored in a public warehouse or elsewhere, at the cost of and for the account of Tenant, or (ii) in the alternative, if said property shall not be removed within thirty (30) days after said termination to dispose of said property in a manner deemed suitable to Landlord, all without service of notice or resort to legal process and without becoming liable for any loss damage which may be occasioned thereby, and any proceeds of such disposition shall be retained by Landlord without liability to Tenant, Tenant hereby waiving any interest in such proceeds.

22.3.         Survival of Covenants. Tenant's obligations to observe or perform the covenants contained in this Article shall expressly survive the expiration or earlier termination of the original or any extended Term of this Lease.

23.            HOLDING OVER. Any holding over without the consent of Landlord after the expiration or earlier termination of the Term of this Lease shall be construed to be and shall constitute a tenancy at the will of Landlord, and Tenant agrees to pay as rents and liquidated damages for such holding over a sum equivalent to the Rent herein specified and reserved plus Fifty (50%) of the Fixed Minimum Rent (prorated on a monthly basis) and shall otherwise be on the same terms and conditions herein, as far as applicable. Any holding over with the consent of Landlord shall constitute a month to month tenancy at the same Rent herein specified and reserved plus fifty percent (50%) of the Fixed Minimum Rent ( prorated on a monthly basis) and under the same terms and conditions as provided for herein, any statute or law to the contrary notwithstanding.

24.            CERTIFICATES/MEMORANDUM.

24.1          Certifications.  Tenant agrees at any time and from time to time during the Term of this Lease, upon demand, to execute and acknowledge and deliver unto Landlord a statement or statements, in writing, certifying (if such be true) that this Lease is unmodified and in good standing (or if modified, then in good standing as modified, stating the modification), and the date or dates, if any, to which Fixed Minimum Rent, Additional Rent or other charges hereunder, if any, have been paid in advance, it being the intention of the parties hereto that any such statement delivered by Tenant pursuant to the provisions of this Section may be relied upon by any prospective purchaser, mortgagee or assignee of any mortgagee of the Leased Premises, the Building or any part thereof.

24.2          Memorandum of Lease.  Promptly after the Commencement Date, Landlord and Tenant, if requested by Landlord, shall execute and acknowledge and deliver a memorandum or short form of this Lease, in recordable form, acknowledging Tenant's acceptance of the Leased Premises for all purposes herein provided and specifying the Commencement Date and the termination date of this Lease in accordance with the provisions hereof, and said memorandum may be recorded by Landlord in the Office of the County Clerk of Harris County, Texas, but this Lease Agreement itself shall not be recorded.

25.            NOTICES.  All notices required or permitted to be given hereunder by either party hereto to the other party shall be deemed sufficiently given or made as of the date when mailed by United States Registered or Certified Mail, adequate postage prepaid, to their respective addresses as specified in Section 1.1 hereof. Each party hereto may notify the other party of any change in its mailing address by notice in the manner hereinabove provided, which new address shall thereafter be deemed the proper address for notice hereunder.

26.            TENANT'S PAYMENTS.

26.1          Payments.  Tender of Rent and/or any other payment due hereunder shall be considered to have been made on the date such payments received by Landlord and not on the date mailed by Tenant.  For purposes hereof, the office of Landlord in the office presently or henceforth designated pursuant to the provisions of Section 1.1 hereof.  Checks or drafts tendered will constitute payment only when duly paid by the drawers bank promptly upon presentment, properly endorsed, for payment.

26.2          Interest. All sums due and owing by Tenant to Landlord under this Lease shall bear interest at the maximum rate permitted by the laws of the State of Texas from the date due until paid.

27.            LANDLORD'S LIEN. To secure the payment of all Fixed Minimum Rent, and Additional Rent reserved herein, and all other payments due Landlord hereunder, or to become due hereunder and the faithful performance of all covenants, agreements and stipulations herein contained to be performed by Tenant, Tenant hereby grants to Landlord an express first and prior contract lien and security interest on all property (including fixtures, equipment, inventory, goods, wares, furniture, office equipment, supplies and merchandise) which may be placed in the Leased Premises, and also upon all proceeds of any insurance which may accrue to Tenant by reason of destruction of or damage to any such property.  All exemption laws are hereby waived by Tenant in favor of said lien and security interest.  This lien and security interest is given in addition to the Landlord's statutory lien and shall be cumulative thereof. Tenant shall not remove any property from the Leased Premises until all of Tenant's obligations under this Lease are satisfied.  This lien may be foreclosed with or without court conditions or understandings, either oral or written, between said parties other than as herein expressly set forth.  Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon either party hereto, unless reduced to writing and signed by both parties.

31.5          Partnership. Landlord does not become a partner of Tenant in the conduct of its business or otherwise, or a joint venturer or a member of a joint enterprise with Tenant by virtue of this Lease.

31.6          Force Majeure. In the event Landlord shall be delayed, hindered or prevented from the performance of any act required hereunder by reason of strikes, fire, explosions, lock-outs, failure of power, governmental restrictions or regulations, unavailability of suitable financing, materials and/or labor, riots, insurrection, war or on account of any other condition or occurrence not the fault of Landlord, then the performance of any such act shall be extended for a period equivalent to the period of such delay.

31.7           Captions and Numbers. The captions, section numbers and article numbers appearing in this Lease are inserted only as a matter of convenience and in no wise define, limit, construe or describe the scope or intent of such sections or articles, nor in any wise affect this Lease.

31.8          Tenant, Defined Use of Pronouns. The word “Tenant” shall be deemed and taken to mean each and every person or party mentioned as a Tenant herein, be the same one or more and if there shall be more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof and shall have the same force and effect as if given by or to all thereof.  The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or one Tenant, and to either corporation, associations, partnerships or individuals, males or females, shall in all instances be assume as though in each case fully expressed.

31.9          Severability. If any provisions, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each provision, covenant or condition of this Lease shall be valid and shall be enforced to the fullest extent permitted by Law.

31.10        Survival. Landlord and Tenant expressly agree that all provisions of this Lease which contemplate performance after the expiration or earlier termination hereof shall survive such expiration or earlier termination of this Lease.

31.11        Authority. Tenant is fully authorized and empowered to enter into this Lease.  Further, if Tenant is not an individual, then the person signing this Lease on Behalf of Tenant warrants and covenant that (s)he has the full authority and power to execute this Lease on behalf of Tenant and to bind Tenant hereto, and that all requisite actions and formalities have been taken to authorize Tenant to enter into this Lease and to authorize the person signing on Tenant’s behalf to do so.

EXECUTED as of the date first set forth above in the multiple counterparts each of which shall be deemed to be an original.

Landlord:	/s/ Kurt W. Huebner
HUEBNER FINANCIAL CORPORATION. AGENT

	By:	Kurt W. Huebner
	Name:	Kurt W. Huebner
	Title:	President

EXHIBIT C

RULES AND REGULATIONS

1.
All tenants will refer all contractors’ representatives and installation technicians who are to perform any work within the Building to Lessor for Lessor’s supervision, approval and control before the performance of any such work.  This provision shall apply to all work performed in the Building including, but not limited to, installations of telephones, telegraph equipment, electrical devices and attachments, and any and all installations of every nature, affecting floors, wall, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building.  Lessee shall not mark, paint, drill into, or in any way deface any part of the Building or the Leased Premises, except with the prior written consent of the Lessor, and as the Lessor may direct.

2.
The work of the janitorial or cleaning personnel shall not be hindered by Lessee after 6:00 p.m., and such work may be done at any time when the offices are vacant.  The windows, doors, and fixtures may be cleaned at any time.  Lessee shall provide adequate waste and rubbish receptacles, cabinets, book cases, map cases, etc., necessary to prevent unreasonable hardship to Lessor in discharging its obligations regarding cleaning service.

3.
Movement of furniture or office equipment in or out of the Building or dispatch or receipt by Lessee of any heavy equipment, bulky material or merchandise which requires use of elevators or stairways, or movement through the Building’s service dock or lobby entrance shall be restricted to such hours as Lessor shall designate.  All such movement shall be in a manner to be agreed upon between Lessee and Lessor in advance.  Such prior arrangements shall be initiated by Lessee.  The time, method, and routing of movement and equipment or other items from being brought into the Building shall be subject to Lessor’s discretion and control.  Any hand trucks, carryalls, or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards, and such other safeguards as the Building shall require.  Although Lessor or its personnel may participate in or assist in the supervision of such movement, Lessee assumes final responsibility for all risks as to damage to articles moved and injury to other persons or property engaged in such movement, including equipment, property and personnel of Lessor if damaged or injured as a result of acts in connection with carrying out this service for Lessee, from the time of entering the property to completion of work.  Lessor shall not be liable for the acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed by Lessee.

4.
No sign, advertisement or notice shall be displayed, painted or affixed by Lessee, its agents, servants or employees, in or on any part of the outside or inside of the Building or Leased Premises without prior written consent of Lessor and then only of such color, size character, style and material and in such places as shall be approved and designated by Lessor.  Signs on doors and entrances to the Leased Premises shall be placed thereon by Lessor.  (See Addendum)

5.	Lessee shall not place, install or operate

8.
Lessee, and the employees, agents, servants, visitors or licensees of Lessee, shall not, at any time or place, leave or discard rubbish, paper, articles or objects of any kind whatsoever outside the doors of the Leased Premises or in the corridors or passageways of the Building.  No animals, bicycles or vehicles of any description shall be brought into or kept in or about the Building.

9.
No additional lock or locks shall be placed by Lessee on any door in the Building unless written consent of Lessor shall have first been obtained.  Two (2) keys will be furnished by Lessor for the Leased Premises, and any additional key required must be obtained from Lessor.  A charge will be made for each additional key furnished.  All keys shall be surrendered to Lessor upon termination of tenancy.

10.	None of the entries, passages, doors, hallways, or stairways in the Building shall be blocked or obstructed.

11.
Lessor shall have the right to determine and prescribe the weight and proper position of any unusually heavy equipment, including computers, safes, large files, etc., that are to be placed in the Building; and only those which in the exclusive judgment of the Lessor will not do damage to the floors, structure and/or elevators may be moved into the Building. Any damage caused by installing, moving or removing such aforementioned articles in the Building shall be paid for by Lessee.

12.	All Christmas and other decorations must be constructed of flame retardant materials, and confined to the interior of Lessee’s suite.

13.	Lessee shall provide Lessor with a list of all personnel authorized to enter the Building after hours (6:00 p.m. to 7:00 a.m. Monday thru Friday and 24 hours a day on weekends and holidays).

14.	Anyone entering or leaving the Building after hours must sign their name, company, suite number and time on the Building Register and if requested, show proper identification.

15.
After hours Building services, including but not limited to, heating ventilation and air conditioning, must be requested by Lessee in writing no later than 12:00 noon on the regular work day prior to the day for which after hour services are required.  Lessee shall be charged the prevailing hourly rate for such services.  After hours Building operating hours are defined as those hours from 6:00 p.m. to 7:00 a.m. Monday through Friday, and from 12:00 noon on Saturday to 7:00 a.m. on Monday.

16.
Any furniture or equipment removed from the Building after hours must be listed in the Building Register.  Description and serial numbers should be included.  Pass-out orders on Lessee’s stationary must be surrendered to Building Management when any articles are being removed from the Building.

17.
The freight elevator shall be used to handle packages and shipments of all kinds.  Passengers elevators shall not be used for this purpose.  The freight elevator is available to handle such deliveries from 9:00 to 11:00 a.m. and 2:00 to 3:30 p.m. weekdays.  Parcel post, express, freight, or merchants’ deliveries can be made any time within these hours.  No furniture or freight shall be handled outside the above hours, except by previous arrangement.  Advance notice of arriving or departing shipments will enable the Building Manager to give better assistance.

18.	Names to be placed on or removed from the directory board in the lobby of the Building should be furnished to the Property Manager in writing on Lessee’s letterhead. Lessee shall have use of the

21.	Canvassing, soliciting or peddling in the Building is prohibited and Lessee shall cooperate to prevent same.

22.
Lessee shall give immediate notice to the Office of the Building in case of accidents in the Leased Premises or in the Building or of defects therein or in any fixtures or equipment or any known emergency in the Building.

23.	Lessee shall not use the Leased Premises or permit the Leased Premises to be used for photographic, multilith or multigraph reproductions, except in connection with its own business.

24.
The requirements of Lessee will be attended to only upon application at the Office of the Building.  Employees of Lessor shall not perform any work or do anything outside of their regular duties, unless under special instructions from the Office of the Building.

25.
Lessee shall place or have placed solid pads under all rolling chairs such as may be used at desks or tables.  Any damages caused to carpet by not having same shall be repaired or replaced at the expense of Lessee.

26.	Lessee, or the employees, agents, servants, visitors, or licensees or Lessee, shall abide by the rules and regulations for the garage.

27.
Lessor reserves the right to rescind any of the Rules and Regulations of the Building and to make such other and further rules and regulations as in its judgment shall from time to time be needful for the safety, protection, care, and cleanliness of the Building, the Leased Premises, the operation thereof, the preservation of good order therein and the protection and comfort of the other tenants in the Building and their agents, employees, and invitees, which rules and regulations, when made and written notice thereof is given to Lessee, shall be binding upon Lessee in like manner as if originally herein prescribed.

EXHIBIT F

Default

(h)           In the event of default hereof, in addition to any of the remedies noted above or hereinafter, landlord is entitled and authorized to enter upon and take possession of the leased premises and remove any property that may be found within the leased premises.  Landlord shall have the right to change any and all locks and other security devices restricting access to the leased premises.  To the extent permitted by law, tenant hereby waives:

1. Any notices of landlord’s intent to re-enter or re-take possession of the leased premises:

2. Any notices provided by statue or otherwise or such re-entry or repossession or changing of locks:

3. Any claim or cause of action, whether based on trespass, conversion, or otherwise, against landlord or landlord’s agents, employees, officers or contractors for any damages caused by the alteration of any locks or re-entry or repossession by landlord, whether or not caused by the negligence of landlord or otherwise; and

4. Any right or redemption, re-entry, or repossession of tenant and any notice of legal proceeding for re-entry, including actions for forcible detainer and entry.

Provided that landlord has not terminated the lease in writing or permanently excluded tenant from the leased premises, landlord shall not be obligated to provide a new key to tenant except during landlord’s normal business hours, and only after the following: 1) tenant cures all events or default existing at the time of lock-out, including payment of late charges and reasonable expenses of lock-out (which shall include the cost of security services and removal of old locks and installation of new locks) and 2) tenant has provided landlord additional security or further assurances of tenant’s future performance of all tenant’s obligations arising under the lease, such security or assurances to be satisfactory to landlord in the exercise of landlord’s sole and absolute discretion which security may include, but is not limited to, a requirement that the security deposit be increased to an amount equal to three (3) months rent. Such lock-out should not be deemed to be a termination of the lease unless landlord gives a written notice of termination to tenant.  It is agreed that if tenant abandons or vacates the leased premises, landlord may take such steps as landlord deems necessary, appropriate, or desirable to protect leased premises and the property therein from deterioration, including but not limited to, the lock-out of tenant as described herein.

FIRST (1st) AMENDMENT TO THE LEASE BETWEEN
ATS SERVICES, INC. AND 10039 BISSONNET, L.P.

Landlord and Tenant agree to replace Exhibits “A” and “B” with Exhibits “C” and “D” in regards to lease space commonly known as “250” at the 10039 BISSONNET office building, Tenant’s new space is commonly known as “250” at the 10039 BISSONNET office building.  Tenant’s Rent shall increase by $731.00 per month, and the security deposit shall increase by $ (-0-)  N/A    .  Landlord and Tenant agree to continue to lease the space commonly known as “250” at the 10039 office building for an additional    N/A    (years & months) under the following terms and conditions:

From  1-1-04                        to  2-28-04             : $1841.00 per month.
From  3-1-04                        to  2-28-05             : $2036.00 per month.
From _______________ to ___________: $ ______ per month.
From _______________ to ___________: $ ______ per month.

Tenant currently has $848.25 on file as a security deposit.  Tenant shall increase this deposit to
$  N/A   by paying Landlord $   N/A__ on or before      N/A__, 20___.

These rates are subject to the “CPI” month in the original Lease. Landlord and Tenant agree to the following terms and conditions:

If Tenant fails to pay Rent on or before the fifth (5th) of any month, Tenant shall pay Landlord a late fee equal to fifteen percent (15%) of the amount of Rent due, which shall be paid by Tenant to Landlord immediately upon written notice from Landlord. Failure by Tenant to make immediate payment of the delinquent Rent plus late fee shall constitute an Event of Default.  This provision, expressly, does not relieve the Tenant’s obligation to pay Rent on the first of each month and is not a waiver by the Landlord to require payment on the first day of each month.

In the event that the price of electricity per kilowatt hour, or “kwh”, paid by the Landlord for the electricity supplied to the Premises increases by thirty percent (30%) or more from the date that this amendment is executed by Tenant, Landlord may pass through the cost of any such increase above the thirty percent (30%) threshold to Tenant, based on Tenant’s pro-rata share of the total rentable square footage of the building.  Tenant agrees to pay such charge immediately upon receipt of written notice of the charge from the Landlord or its management company.  Any such charges will be billed monthly, and shall be determined using as the base rate the price per kwh charged for the time period covering the date if this Amendment.

In order to receive a refund of its security deposit, if any, Tenant agrees to provide a forwarding address to Landlord, in writing, on or before the termination date of the Lease. Tenant agrees that it waives any rights and remedies with regard to the security deposit if it fails to provide such forwarding address to Landlord, in writing, on or before the termination date of the Lease, including waiver of the right to receive a refund and to receive a description of damages and charges.  Landlord shall have sixty (60) days from the date Tenant surrenders the premises and Landlord’s receipt of Tenant’s forwarding address, to refund the security deposit and/or provide a written description of damages and charges.

Landlord reserves the right to charge Tenant, and require payment in advance, for services and/or expenses not required of Landlord under this Lease, or incurred in relation to the Lease.  Such charges include, but are not limited to, processing “bounced” checks, changing locks, reviewing and signing lien waivers, lease assignments, sublet documents, providing after hours HVAC rates, etc.  A list of charges can be obtained from the Landlord’s representative.  The charges are based on the cost to the Landlord or its management company to provide the service which is charged for, and are subject to change at anytime without notice.

Landlord’s address for Rent payments:               10039 BISSONNET, L.P.
    P.O. Box 4737
    Houston, TX 77210-4737

Landlord’s address for all purposes other than rent payments:          2650 Fountainview #400
Houston, TX 77057
All other provisions of the lease shall remain the same.

Attested by:	Attested by:

/s/ Zak Elgamal	LANDLORD: 10039 BISSONNET, L.P.
TENANT (signature)

Zak Elgamal, President	BY: Boxer Property Management Corp.
TENANT (print name and title)	A Texas Corporation
Management Company for Landlord

12/10/03	/s/ [ILLEGIBLE] 1/26/04
Date	(signature and title) Date

THIRD (3RD) AMENDMENT TO THE LEASE BETWEEN ATS SERVICES, INC. AND 10039 BISSONNET, L.P.

Landlord and Tenant agree to replace Exhibits “C” and “D” with Exhibits “E” and “F” in regards to lease space commonly known as “250” at the 10039 Bissonnet office building, Tenant’s new space is commonly known as “250” at the 10039 Bissonnet office building.  Tenant’s Rent shall increase by $732.00 per month, and the security deposit shall increase by $0.00.  Landlord and Tenant agree to continue to lease the space commonly known as “250” at the 10039 office building under the following terms and conditions:

From: January 1, 2005	To: March 31, 2005	At: $2,070.00 per month.

From: April 1, 2005	To: February 28, 2008	At: $2,802.00 per month.

Tenant currently has $848.25 on file as a security deposit.

These rates are subject to the “CPI” month in the original Lease.  Landlord and Tenant agree to the following terms and conditions:

If Tenant fails to pay Rent on or before the fifth (5th) of any month, Tenant shall pay Landlord a late fee equal to fifteen percent (15%) of the amount of Rent due, which shall be paid by Tenant to Landlord immediately upon written notice from Landlord.  Failure by Tenant to make immediate payment of the delinquent Rent plus late fee shall constitute an Event of Default.  This provision, expressly, does not relieve the Tenant’s obligation to pay Rent on the first of each month and is not a waiver by the Landlord to require payment on the first day of each month.

In the event that the price of electricity per kilowatt hour, or “kwh”, paid by the Landlord for the electricity supplied to the Premises increases by thirty percent (30%) or more from the date that this amendment is executed by Tenant, Landlord may pass through the cost of any such increase above the thirty percent (30%) threshold to Tenant, based on Tenant’s pro-rata share of the total rentable square footage of the building.  Tenant agrees to pay such charge immediately upon receipt of written notice of the charge from the Landlord or its management company.  Any such charges will be billed monthly, and shall be determined using as the base rate the price per kwh charged for the time period covering the date if this Amendment.

In order to receive a refund of its security deposit, if any, Tenant agrees to provide a forwarding address to Landlord, in writing, on or before the termination date of the Lease. Tenant agrees that it waives any rights and remedies with regard to the security deposit if it fails to provide such forwarding address to Landlord, in writing, on or before the termination date of the Lease, including waiver of the right to receive a refund and to receive a description of damages and charges.  Landlord shall have sixty (60) days from the date Tenant surrenders the premises and Landlord’s receipt of Tenant’s forwarding address, to refund the security deposit and/or provide a written description of damages and charges.

Landlord reserves the right to charge Tenant, and require payment in advance, for services and/or expenses not required of Landlord under this Lease, or incurred in relation to the Lease.  Such charges include, but are not limited to, processing “bounced” checks, changing locks, reviewing and signing lien waivers, lease assignments, sublet documents, providing after hours HVAC rates, etc.  A list of charges can be obtained from the Landlord’s representative.  The charges are based on the cost to the Landlord or its management company to provide the service which is charged for, and are subject to change at anytime without notice.

Landlord’s address for Rent payments:              10039 BISSONNET, L.P.
    P.O. Box 4737
    Houston, TX 77210-4737

Landlord’s address for all purposes other than rent payments:	2650 Fountainview #400
Houston, TX 77057

All other provisions of the lease shall remain the same.

Attested by:	Attested by:

/s/ Zak W. Elgamal	LANDLORD: 10039 BISSONNET, L.P.
TENANT (signature)

Zak W. Elgamal, President	BY: Boxer Property Management Corp.
TENANT (print name and title)	A Texas Corporation
Management Company for Landlord

12/2/04	/s/ John Rentz 1/4/05
Date	(signature and title) Date
Vice President

FOURTH (4TH ) AMENDMENT TO THE LEASE BETWEEN ATS SERVICES, INC. AND 10039 BISSONNET, L.P.

Landlord and Tenant agree to replace Exhibits “E” and “F” with Exhibits “G” and “H” in regards to lease space commonly known as “250” at the 10039 Bissonnet office building, Tenant’s new space is commonly known as “250” at the 10039 Bissonnet office building.  Tenant’s Rent shall increase by $713.00 per month, and the security deposit shall increase by $0.00.  Landlord and Tenant agree to continue to lease the space commonly known as “250” at the 10039 Bissonnet office building under the following terms and conditions:

From: February 1, 2005	To: March 31, 2005	At: $2,070.00 per month.

From: April 1, 2005	To: February 28, 2008	At: $3,515.00 per month.

Tenant currently has $848.25 on file as a security deposit.

These rates are subject to the “CPI” month in the original Lease.  Landlord and Tenant agree to the following terms and conditions:

If Tenant fails to pay Rent on or before the fifth (5th) of any month, Tenant shall pay Landlord a late fee equal to fifteen percent (15%) of the amount of Rent due, which shall be paid by Tenant to Landlord immediately upon written notice from Landlord.  Failure by Tenant to make immediate payment of the delinquent Rent plus late fee shall constitute an Event of Default.  This provision, expressly, does not relieve the Tenant’s obligation to pay Rent on the first of each month and is not a waiver by the Landlord to require payment on the first day of each month.

In the event that the price of electricity per kilowatt hour, or “kwh”, paid by the Landlord for the electricity supplied to the Premises increases by thirty percent (30%) or more from the date that this amendment is executed by Tenant, Landlord may pass through the cost of any such increase above the thirty percent (30%) threshold to Tenant, based on Tenant’s pro-rata share of the total rentable square footage of the building.  Tenant agrees to pay such charge immediately upon receipt of written notice of the charge from the Landlord or its management company.  Any such charges will be billed monthly, and shall be determined using as the base rate the price per kwh charged for the time period covering the date if this Amendment.

In order to receive a refund of its security deposit, if any, Tenant agrees to provide a forwarding address to Landlord, in writing, on or before the termination date of the Lease. Tenant agrees that it waives any rights and remedies with regard to the security deposit if it fails to provide such forwarding address to Landlord, in writing, on or before the termination date of the Lease, including waiver of the right to receive a refund and to receive a description of damages and charges.  Landlord shall have sixty (60) days from the date Tenant surrenders the premises and Landlord’s receipt of Tenant’s forwarding address, to refund the security deposit and/or provide a written description of damages and charges.

Landlord reserves the right to charge Tenant, and require payment in advance, for services and/or expenses not required of Landlord under this Lease, or incurred in relation to the Lease.  Such charges include, but are not limited to, processing “bounced” checks, changing locks, reviewing and signing lien waivers, lease assignments, sublet documents, providing after hours HVAC rates, etc.  A list of charges can be obtained from the Landlord’s representative.  The charges are based on the cost to the Landlord or its management company to provide the service which is charged for, and are subject to change at anytime without notice.

Landlord’s address for Rent payments:               10039 BISSONNET, L.P.
    P.O. Box 4737
    Houston, TX 77210-4737

Landlord’s address for all purposes other than rent payments:	2650 Fountainview #400
Houston, TX 77057

All other provisions of the lease shall remain the same.

Attested by:	Attested by:

/s/ Zak W. Elgamal	LANDLORD: 10039 BISSONNET, L.P.
TENANT (signature)

ATS SERVICES, INC.	BY: Boxer Property Management Corp.
TENANT (print name and title)	A Texas Corporation
Management Company for Landlord

1/5/05	/s/ John Rentz 1/24/05
Date	(signature and title) Date
/s/ John Rentz 1/24/05
Vice President

IMPROVEMENT AGREEMENT

ATS Services                   (Tenant) does hereby agree to pay Landlord the sum of $ 1,483.41 for the following improvements to the Premises (“Suite 250“) at the 10039 Bissonnet office building.  These improvements shall be at Tenant’s sole cost and expense.  This amount is due on or before 08/03/05.  In the event that these improvements delay the occupancy of the Premises by Tenant, Tenant shall not be released from its Rent obligations, which will begin on the original commencement date.

1.  6 demo of dry wall
2.  2 demo of doors
3.  32 sq ft demo of ceiling tiles
4.  [ILLEGIBLE] outlet
5.  [ILLEGIBLE]
6.  400 sq. ft. [ILLEGIBLE]
7.  13' of new wall
8.  [ILLEGIBLE]opening
9.  32 new ceiling tiles
10. 3 building supplied door, frame, hardware

Additional Notes:

[ILLEGIBLE]

Agreed to with date of completion on or before Monday 8/15/05

/s/ Zak Elgamal	8/13/05
TENANT (signature)	Date

Zak Elgamal
TENANT (print name)

Check 8387

From American Surgical Assistants, Inc.

Payable to the Order of 10039 Bissonnet
In the Amount of $1483.41

FIFTH (5TH) AMENDMENT TO THE LEASE BETWEEN ATS SERVICES, INC. AND 10039 BISSONNET, L.P.

Landlord and Tenant agree to replace Exhibits “G” and “H” with Exhibits “I” and “J” in regards to lease space commonly known as “suite 250” at 10039 Bissonnet office building.  Tenant’s new space is commonly known as “suite 250” at the 10039 Bissonnet office building.  Tenant’s Rent shall increase by $1,821.00 per month, and the security deposit shall increase by $0.00.  Landlord and Tenant agree to continue to lease the space commonly known as “suite 250” at the 10039 Bissonnet office building for an additional eleven (11) months under the following terms and conditions:

From February 1, 2006 to December 31, 2006: $5,336.00 per month.

From January 1, 2007 to December 31, 2007: $5,518.00 per month.

From January 1, 2008 to December 31, 2008: $5,700.00 per month.

Tenant currently has $848.25 on file as a security deposit. Tenant shall increase this deposit to $                       by paying Landlord $                    on or before , 20     .

These rates are subject to the “CPI” month in the original Lease.  Landlord and Tenant agree to the following terms and conditions.

If Tenant fails to pay Rent on or before the fifth (5th) day of any month, Tenant shall pay Landlord a late fee equal to fifteen (15%) of the amount of Rent due, which shall be paid by Tenant to Landlord immediately upon written notice from Landlord.  Failure by Tenant to make immediate payment of the delinquent Rent plus late fee shall constitute an Event of Default.  This provision, expressly, does not relieve the Tenant’s obligation to pay Rent on the first of each month and is not a waiver by the Landlord to require payment on the first day of each month.

In the event that the price of electricity per kilowatt hour, or "kwh", paid by the Landlord for the electricity supplied to the Premises increases by thirty percent (30%) or more from the original commencement date executed by Tenant, Landlord may pass through the cost of any such increase above the thirty percent (30%) threshold to Tenant, based on Tenant’s pro-rata share of the total rentable square footage of the building.  Tenant agrees to pay such charge immediately upon receipt of written notice of the charge from Landlord or its management company.  Any such charges will be billed monthly, and shall be determined using as the base rate the price per kwh charged for the time period covering the date of this Amendment.

In order to receive a refund of its security deposit, if any, Tenant agrees to provide a forwarding address to Landlord, in writing, on or before the termination date of the Lease.  Tenant agrees that  it waives any right and remedies with regard to the security deposit if it fails to provide such forwarding address to Landlord, in writing, on or before the termination date of the Lease, including waiver of the right to receive a refund and to receive a description of damages and charges.  Landlord shall have sixty (60) days from the date Tenant surrenders the premises and Landlord's receipt of Tenant’s forwarding address, to refund the security deposit and/or provide a written description of damages and charges.

Landlord reserves the right to charge Tenant, and require payment in advance, for services and/or expenses not required of Landlord under this Lease.  Such charges include, but are not limited to, processing “bounced” checks, changing locks, reviewing and signing lien waivers, lease assignments, sublet documents, providing after hours HVAC rates, etc.  A list of charges can be obtained from the Landlord's representative.  The charges are based on the cost to the Landlord or its management company to provide the service which is charged for, and are subject to change at anytime without notice.

Landlord’s address for Rent payments:	10039 Bissonnet, L.P.
PO Box 4737
Houston, Texas 77210-4737

Landlord’s address for all purposes other than rent payments:	2650 Foutnainview #400
Houston, Texas 77057

All other provisions of the Lease shall remain the same.

Attested by:	Attested by:

/s/ Zak W. Elgamal	LANDLORD: 10039 BISSONNET, L.P.
TENANT (signature)

Zak Elgamal for ATS SERVICES, INC.	BY: Boxer Property Management Corp.
TENANT (print name and title)	A Texas Corporation
Management Company for Landlord

12/8/05	/s/ John Rentz 1/25/06
Date	(signature and title) Date
Vice President

IMPROVEMENT AGREEMENT

ATS SERVICES, INC.                       (Tenant) does hereby agree to pay Landlord the sum of $0.00 for the following improvements to the Premise (“Suite 250”) at the 10039 Bissonnet office building.  ~~These improvements shall be at Tenant’s sole cost and expense. This amount is due on or before                                                                 .~~ In the event that these improvements delay the occupancy of the Premises by Tenant, Tenant shall not be released from its Rent obligations, which will begin on the original commencement date.

1.	Demolition/Construction of walls as shown in Construction Drawing
2.	Installation of three doors
3.	Painting of agreed upon new offices with paint provided by Tenant (5 circled rooms)
4.	Carpet, if not changed, needs to be in repair & presentable.

Additional notes:

Refer to Construction Drawing for Reference

/s/ Zak Elgamal	12/8/05
TENANT (signature and title)	Date

ATS SERVICES, INC.
TENANT (print name)

IMPROVEMENT AGREEMENT

ATS Services, Inc.                         (Tenant) does hereby agree to pay Landlord the sum of $0.00 for the  following improvements to the Premise (“Suite 250”) at the 10039 Bissonnet office building.  ~~These improvements shall be at Tenant’s sole cost and expense. This amount is due on or before                                                                  .~~  In the event that these improvements delay the occupancy of the Premises by Tenant, Tenant shall not be released from its Rent obligations, which will begin on the original commencement date.

1.	Paint the offices and hallways agreed upon by Landlord and Tenant with paint supplied by the Tenant.

Additional notes:

/s/ Zak Elgamal	4/19/06
TENANT (signature and title)	Date

Zak W. Elgamal
TENANT (print name)

SIXTH (6TH) AMENDMENT TO THE LEASE BETWEEN ATS SERVICES, INC. AND 10039 BISSONNET, L.P.

Landlord and Tenant agree to replace Exhibits “I” and “J” with Exhibits “K” and “L” in regards to lease space commonly known as “suite 250” at the 10039 Bissonnet office building. Tenant’s new space is commonly known as “suite 250” at the 10039 Bissonnet office building.  Tenant’s Rent shall increase by $91.00 per month, and the security deposit shall increase by $0.00.  Landlord and Tenant agree to continue to lease the space commonly known as “suite 250” at the 10039 Bissonnet office building for an additional ~~two (2) years and seven (7)~~ ten (10) months under the following terms and conditions:

From February 1, 2006 to December 31, 2006: $5,427.00 per month.

From January 1, 2007 to December 31, 2007: $5,610.00 per month.

From January 1, 2008 to December 31, 2008: $5,797.00 per month.

Tenant currently has $848.25 on file as a security deposit.  ~~Tenant shall increase this deposit to $                         by paying Landlord $                    on or before                       , 20      .~~

These rates are subject to the “CPI” month in the original Lease.  Landlord and Tenant agree to the following terms and conditions.

If Tenant fails to pay Rent on or before the fifth (5th) day of any month, Tenant shall pay Landlord a late fee equal to fifteen (15%) of the amount of Rent due, which shall be paid by Tenant to Landlord immediately upon written notice from Landlord.  Failure by Tenant to make immediate payment of the delinquent Rent plus late fee shall constitute an Event of Default.  This provision, expressly, does not relieve the Tenant’s obligation to pay Rent on the first of each month and is not a waiver by the Landlord to require payment on the first day of each month.

In the event that the price of electricity per kilowatt hour, or "kwh", paid by the Landlord for the electricity supplied to the Premises increases by thirty percent (30%) or more from the original commencement date executed by Tenant, Landlord may pass through the cost of any such increase above the thirty percent (30%) threshold to Tenant, based on Tenant’s pro-rata share of the total rentable square footage of the building.  Tenant agrees to pay such charge immediately upon receipt of written notice of the charge from Landlord or its management company.  Any such charges will be billed monthly, and shall be determined using as the base rate the price per kwh charged for the time period covering the date of this Amendment.

In order to receive a refund of its security deposit, if any, Tenant agrees to provide a forwarding address to Landlord, in writing, on or before the termination date of the Lease.  Tenant agrees that  it waives any rights and remedies with regard to the security deposit if it fails to provide such forwarding address to Landlord, in writing, on or before the termination date of the Lease, including waiver of the right to receive a refund and to receive a description of damages and charges.  Landlord shall have sixty (60) days from the date Tenant surrenders the premises and Landlord's receipt of Tenant’s forwarding address, to refund the security deposit and/or provide a written description of damages and charges.

Landlord reserves the right to charge Tenant, and require payment in advance, for services and/or expenses not required of Landlord under this Lease, or incurred in relation to the Lease.  Such charges include, but are not limited to, processing “bounced” checks, changing locks, reviewing and signing lien waivers, lease assignments, sublet documents, providing after hours HVAC rates, etc.  A list of charges can be obtained from the Landlord's representative.  The charges are based on the cost to the Landlord or its management company to provide the service which is charged for, and are subject to change at anytime without notice.

Landlord’s address for Rent payments:	10039 Bissonnet, L.P.
PO Box 4737
Houston, Texas 77210-4737

Landlord’s address for all purposes other than rent payments:	2650 Foutnainview #400
Houston, Texas 77057

All other provisions of the Lease shall remain the same.

Attested by:	Attested by:

/s/ Zak W. Elgamal	LANDLORD: 10039 BISSONNET, L.P.
TENANT (signature)

Zak Elgamal	BY: Boxer Property Management Corp.
TENANT (print name and title)	A Texas Corporation
Management Company for Landlord

1/26/06	/s/ John Rentz 3/6/06
Date	(signature and title) Date
Vice President

SEVENTH (7TH) AMENDMENT TO THE LEASE BETWEEN ATS SERVICES, INC. AND 10039 BISSONNET, L.P.

Landlord and Tenant agree to continue to lease the space commonly known as “Suite 250” at the 10039 Bissonnet office building under the following terms and conditions:

From January 1, 2009 to December 31, 2009: $6,004.00 per month.

From January 1, 2010 to December 31, 2010: $6,244.00 per month.

All rates subject to the "CPI" clause in this Agreement.  The term shall begin on January 1, 2009.
Tenant currently has $848.25 on file as a security deposit. ~~Tenant shall increase this deposit to $  by paying Landlord $  on or before , 20 .~~

Landlord’s address for Rent payments:	10039 Bissonnet, L.P.
PO Box 4737
Houston, Texas 77210-4737

Landlord’s address for all purposes other than rent payments:	2650 Foutnainview #400
Houston, Texas 77057

If Tenant fails to pay Rent on or before the fifth (5th) day of any month, Tenant shall pay Landlord a late fee equal to fifteen (15%) of the amount of Rent due, which shall be paid by Tenant to Landlord immediately upon written notice from Landlord.  Failure by Tenant to make immediate payment of the delinquent Rent plus late fee shall constitute an Event of Default.  This provision, expressly, does not relieve the Tenant’s obligation to pay Rent on the first of each month and is not a waiver by the Landlord to require payment on the first day of each month.

In the event that the price of electricity per kilowatt hour, or "kwh", paid by the Landlord for the electricity supplied to the Premises increases by thirty percent (30%) or more from the date that this amendment is executed by Tenant, Landlord may pass through the cost of any such increase above the thirty percent (30%) threshold to Tenant, based on Tenant’s pro-rata share of the total rentable square footage of the building.  Tenant agrees to pay such charge immediately upon receipt of written notice of the charge from Landlord or its management company.  Any such charges will be billed monthly, and shall be determined using as the base rate the price per kwh charged for the time period covering the date of this Amendment.

In the event Term exceeds one (1) year, one (1) year after the commencement of this Term and each one (1) year anniversary thereafter, basic rent hereunder shall be increased in accordance with the cost of living changes in the “Consumer Price Index” for all Urban Consumers-U.S., City Average” as published by the Bureau of Labor Statistics, United States Department of Labor (“BLS Consumer Price Index”). The BLS Consumer Price Index figure for month and year in which this Term commences with the “base” figure in the computation of adjustment of basic rent.  At the beginning of each one (1) year period as provided in this paragraph, the BLS Consumer Price Index for the current month thereto shall be determined and the rent commencing with the start of each such one (1) year period shall be adjusted by increasing the basic rent proportionately, as the said BLS Consumer Price Index for the month has increased as compared with base BLS Consumer Price Index provided above.  If the BLS Consumer Price Index decreases, basic rent shall remain the same as the previous period.

In order to receive a refund of its security deposit, if any, Tenant agrees to provide a forwarding address to Landlord, in writing, on or before the termination date of the Lease.  Tenant agrees that it waives any rights and remedies with regard to the security deposit if it fails to provide such forwarding address to Landlord, in writing, on or before the termination date of the Lease, including waiver of the right to receive a refund and to receive a description of damages and charges.  Landlord shall have sixty (60) days from the date Tenant surrenders the premises and Landlord's receipt of Tenant’s forwarding address, to refund the security deposit and/or provide a written description of damages and charges.

Landlord reserves the right to charge Tenant, and require payment in advance, for services and/or expenses not required of Landlord under this Lease.  Such charges include, but are not limited to, processing “bounced” checks, changing locks, reviewing and signing lien waivers, lease assignments, sublet documents, providing after hours HVAC rates, etc.  A list of charges can be obtained from the Landlord's representative.  The charges are based on the cost to the Landlord or its management company to provide the service which is charged for, and are subject to change at anytime without notice.

All other provisions of the Lease shall remain the same.

Attested by:	Attested by:

/s/ Zak W. Elgamal	LANDLORD: 10039 BISSONNET, L.P.
TENANT (signature)

Zak Elgamal	BY: Boxer Property Management Corp.
TENANT (print name and title)	A Texas Corporation
Management Company for Landlord

4/19/06
Date	(signature ) Date

1ST AMENDMENT TO LEASE BETWEEN A.S.A.H. CORP. AND 10039 Bissonnet, L.P.

Landlord and Tenant agree to change the business name on the Lease from ATS Services, Inc. to A.S.A.H. CORP. in regards to lease space commonly known as “Suite 250” at the 10039 Bissonnet office building.  An administrative fee of $ (-0-) zero made payable to the Landlord must accompany this agreement when forwarded to Landlord.

Tenant also agrees to abide by the Building Rules and Regulations.

All other provisions of the Lease shall remain the same.

Attested by:	Attested by:

/s/ Zak W. Elgamal	LANDLORD: 10039 BISSONNET, L.P.
TENANT (signature)

Zak Elgamal	BY: Boxer Property Management Corp.
TENANT (print name and title)	A Texas Corporation
Management Company for Landlord

10/1/06	/s/ Illegible 1/22/07
Date	(signature and title) Date
Leasing Representative

NINTH (9TH) AMENDMENT TO THE LEASE BETWEEN A.S.A.H., CORP. AND 10039 BISSONNET, L.P.

Landlord and Tenant agree to replace Exhibits "K" and "L" with Exhibits "M" and "N" in regards to lease space commonly known as "Suite 250" at the 10039 Bissonnet office building.  Tenant's new space is commonly known as "Suite 250" at the 10039 Bissonnet office building.  Tenant's Rent shall increase by $1,370.00 per month ~~and the security deposit shall increase by $___________.~~  Landlord and Tennat agree to continue to lease the space commonly known as "Suite 250" at the 10039 Bissonnet office building under the following terms and conditions:

From August 1, 2007 to December 31, 2007:   $6,980.00 per month.

From January 1, 2008 to December 31, 2008:   $7,167.00 per month.

From January 1, 2009 to December 31, 2009:   $7,374.00 per month.

From January 1, 2010 to December 31, 2010:   $7,614.00 per month.

From January 1, 2011 to December 31, 2011:   $7,709.00 per month.

Tenant currently has $848.25 on file as security deposit.  ~~Tenant shall increase the deposit to $_____________ by paying Landlord $____________ on or before _________________, 20__.~~

Landlord agrees to provide Tenant with a tenant improvement allowance in the amount of $2,490.00 for Tenant Improvements to the Premises (Tenant Improvement Allowance).  If the Tenant chooses not to use the Tenant Improvement Allowance towards Tenant Improvements, it may be credited towards the Tenant's rent subject to the following provisions.  Tenant agrees that the Tenant Improvement Allowance shall only be used/credited during the first twelve (12) months from the commencement date of the Lease.

Tenant agrees to forefeit the Tenant Improvement Allowance if the Tenant is in default of the Lease.

These rates are subject to the "CPI" month in the original Lease.  Landlord and Tenant agree to the following terms and conditions:

If Tenant fails to pay Rent on or before the fifth (5th) day of any month, Tenant shall pay Landlord a late fee equal to fifteen percent (15%) of the amount of Rent due, which shall be paid by Tenant to Landlord immediately upon written notice from Landlord.  Failure by Tenant to make immediate payment of the delinquent Rent plus late fee shall constitute an Event of Default.  This provision, expressly, does not relieve the Tenant's obligation to pay Rent on the first of each month and is not a waiver by the Landlord to require payment on the first day of each month.

In order to receive a refund of its security deposit, if any, Tenant agrees to provide a forwarding address to Landlord, in writing, on or before the termination date of the Lease.  Tenant agrees that it waives any rights and remedies with regard to the security deposit if it fails to provide such forwarding address to Landlord, in writing, on or before the termination date of the Lease, including waiver of the right to receive a refund and to receive a description of damages and charges.  Landlord shall have sixty (60) days from the date Tenant surrenders the premises and Landlord's receipt of Tenant's forwarding address, to refund the security deposit and/or provide a written description of damages and charges.

Landlord reserves the right to charge Tenant, and require payment in advance, for services and/or expenses not required of Landlord under this Lease, or incurred in relation to the Lease.  Such charges include, but are not limited to, processing "bounced" checks, changing locks, reviewing and signing lien waivers, lease assignments, sublet documents, providing after hours HVAC rates, etc.  A list of charges can be obtained from the Landlord's representative.  The charges are based on the cost to the Landlord or its management company to provide the service which is charged for, and are subject to change at anytime without notice.

Landlord’s address for Rent payments:	10039 Bissonnet, L.P.
PO Box 4737
Houston, Texas 77210-4737

Landlord’s address for all purposes other than rent payments:	720 N. Post Oak Rd., Suite 500
Houston, Texas 77024

All other provisions of the Lease shall remain the same.

Attested by:	Attested by:

/s/ Zak W. Elgamal	LANDLORD: 10039 BISSONNET, L.P.
TENANT (signature)

Zak Elgamal	BY: Boxer Property Management Corp.
TENANT (print name and title)	A Texas Corporation
Management Company for Landlord

5/24/07	/s/ John Rentz 7/12/07
Date	(signature and title) Date
Vice President

TENTH (10TH) AMENDMENT TO THE LEASE BETWEEN A.S.A.H., CORP. AND 10039 BISSONNET, L.P.

Landlord and Tenant agree to replace Exhibits "M" and "N" with Exhibits "O" and "P" in regards to lease space commonly known as "Suite 250" at the 10039 Bissonnet office building.  Tenant's new space is commonly known as "Suite 250" at the 10039 Bissonnet office building.  Tenant's Rent shall increase by $1,137.00 per month ~~and the security deposit shall increase by $____________.~~  Landlord and Tenant agree to continue to lease the space commonly known as "Suite 250" at the 10039 Bissonnet office building under the following terms and conditions:

From September 1, 2007 to December 31, 2007:       $8,117.00 per month.

From January 1, 2008 to December 31, 2008:            $8,304.00 per month.

From January 1, 2009 to December 31, 2009:            $8,484.00 per month.

From January 1, 2010 to December 31, 2010:            $8,751.00 per month.

From January 1, 2011 to December 31, 2011:            $8,846.00 per month.

Tenant currently has $848.25 on file as a security deposit.  ~~Tenant shall increase this deposit to $_____________ by paying Landlord $____________ on or before _____________, 20__.~~

Landlord agrees to provide Tenant with a tenant improvement allowance in the amount $2,068.00 for Tenant Improvements to the Premises (Tenant Improvement Allowance).  If the Tenant chooses not to use the Tenant Improvement Allowance towards Tenant Improvements, it may be credited towards the Tenant's rent subject to the following provisions.  Tenant agrees that the Tenant Improvement Allowance shall only be used/credited during the first twelve (12) months from the commencement date of the Lease.

Tenant agrees to forfeit the Tenant Improvement Allowance if the Tenant is in default of the Lease.

These rates are subject to the "CPI" month in the original Lease.  Landlord and Tenant agree to the following terms and conditions:

If Tenant fails to pay Rent on or before the fifth (5th) day of any month, Tenant shall pay Landlord a late fee equal to fifteen percent (15%) of the amount of Rent due, which shall be paid by Tenant to Landlord immediately upon written notice from Landlord.  Failure by Tenant to make immediate payment of the delinquent Rent plus late fee shall constitute an Event of Default.  This provision, expressly, does not relieve the Tenant's obligation to pay Rent on the first of each month and is not a waiver by the Landlord to require payment on the first day of each month.

In order to receive a refund of its security deposit, if any, Tenant agrees to provide a forwarding address to Landlord, in writing, on or before the termination date of the lease.  Tenant agrees that it waives any rights and remedies with regard to the security deposit if it fails to provide such forwarding address to Landlord, in writing, on or before the termination date of the Lease, including waiver of the right to receive a refund and to receive a description of damages and charges.  Landlord shall have sixty (60) days from the date Tenant surrenders the premises and Landlord's receipt of Tenant's forwarding address, to refund the security deposit and/or provide a written description of damages and charges.

Landlord reserves the right to charge Tenant, and require payment in advance, for services and/or expenses not required of Landlord under this Lease, or incurred in relation to the Lease.  Such charges include, but are not limited to, processing "bounced" checks, changing locks, reviewing and signing lien waivers, lease assignments, sublet documents, providing after hours HVAC rates, etc.  A list of charges can be obtained from the Landlord's representative.  The charges are based on the cost to the Landlord or its management company to provide the service which is charges for, and are subject to change at anytime without notice.

Landlord’s address for Rent payments:	10039 Bissonnet, L.P.
PO Box 4737
Houston, Texas 77210-4737

Landlord’s address for all purposes other than rent payments:	720 N. Post Oak Rd., Suite 500
Houston, Texas 77024

All other provisions of the Lease shall remain the same.

Attested by:	Attested by:

/s/ Zak W. Elgamal	LANDLORD: 10039 BISSONNET, L.P.
TENANT (signature)

ASA, INC. PRESIDENT, ZAK ELGAMAL	BY: Boxer Property Management Corp.
TENANT (print name and title)	A Texas Corporation
Management Company for Landlord

7/8/07	/s/ John Rentz 7/24/07
Date	(signature and title) Date
Vice President

IMPROVEMENT AGREEMENT

A.S.A.H. Corp. (Tenant) does hereby agree to pay for the following improvements to the Premise (“Suite 250”) at the 10039 Bissonnet office building.  These improvements shall be at Tenant’s sole cost and expense. This amount is due on or before September 1, 2007.  In the event that these improvements delay the occupancy of the Premises by Tenant, Tenant shall not be released from its Rent obligations, which will begin on the original commencement date.

1.	Demolish walls creating large bullpen area
2.	Relocate 2 doors

Additional notes:

See Exhibits “O” and “P”

Zak Elgamal, President                                                                            7/18/07
TENANT (signature and title)                                                                Date

ASA, INC., ZAK ELGAMAL, PRESIDENT
TENANT (print name)

ELEVENTH AMENDMENT TO THE LEASE BETWEEN A.S.A.H., CORP. AND 10039 BISSONNET, L.P.

Landlord and Tenant agree to change commencement date of the Ninth Amendment to the Lease for the Premises commonly known as “Suite 250” at the 10039 Bissonnet office building from August 1, 2007 to September 1, 2007.

Landlord and Tenant agree to the following rent schedule:

From September 1, 2007 to December 31, 2007: $6,980.00 per month.

From January 1, 2008 to December 31, 2008: $7,167.00 per month.

From January 1, 2009 to December 31, 2009: $7,374.00 per month.

From January 1, 2010 to December 31, 2010: $7,614.00 per month.

From January 1, 2011 to December 31, 2011: $7,709.00 per month.

All rates are subject to the “CPI” clause in the First Amendment.

Landlord’s address for Rent payments:	10039 Bissonnet, L.P.
PO Box 4737
Houston, Texas 77210-4737

Landlord’s address for all purposes other than rent payments:	720 N. Post Oak Rd., #500
Houston, Texas 77024

All other provisions of the Lease shall remain the same.

Attested by:	Attested by:

/s/ Zak W. Elgamal	LANDLORD: 10039 BISSONNET, L.P.
TENANT (signature)

Zak Elgamal, President	BY: Boxer Property Management Corp.
TENANT (print name and title)	A Texas Corporation
Management Company for Landlord

8/15/07	/s/ John Rentz 10/13/07
Date	(signature and title) Date
Vice President

TWELFTH (12TH) AMENDMENT TO THE LEASE AGREEMENT BETWEEN A.S.A.H. CORP. AND 10039 BISSONNET, L.P.

This Twelfth (12th) Amendment to the Lease between 10039 Bissonnet, L.P. ("Landlord") and A.S.A.H. Corp. ("Tenant") for the Premises commonly known as "Suite 250" at the 10039 Bissonnet office building, is entered into effective October 8, 2009, pursuant to which the parties mutually agree to change the certain terms of the Tenth Amendment to the original Lease as follows:

Landlord and Tenant agree to the following rent schedule:

From September 1, 2007 to December 31, 2007:       $8,117.00 per month.
From January 1, 2008 to December 31, 2008:            $8,304.00 per month.
From January 1, 2009 to December 31, 2009:            $8,484.00 per month.
From January 1, 2010 to December 31, 2010:            $8,751.00 per month.
From January 1, 2011 to December 31, 2014:            $8,846.00 per month.

These rates are subject to the "CPI" month in the original Lease.

In addition, Landlord and Tenant mutually agree that Tenant, as it sole cost and expense, shall have the right to erect a fence in the parking lot, in the general location as shown on the site plan attached hereto as Exhibit "F".  The fence, gate and area enclosed by same shall be referred to as the "Site" and also included as part of the Tenant's Premises as defined in the Lease.  The specific location and materials, including the type of gate, must be approved prior to installation by Landlord, in writing.  Tenant will maintain the Site by keeping the fence and parking area in good condition and will repair or replace it as necessary within ten (10) days upon receiving written notice from Landlord.  All cost, for repair, replacement, or maintenance of the Site shall be at the Tenant's sole cost and expense.  Tenant further agrees that if it fails to comply with said request to repair, replace, or otherwise maintain the Site, same shall be an event of default under the Lease, and Landlord may cause same to be corrected or changes made and bill Tenant for the cost thereof, which amount Tenant agrees to pay within ten (10) days following receipt of the invoice.

Notwithstanding anything to the contrary in paragraph 41 of the Lease, Tenant agrees that Tenant, its employees, agents, customers, visitors and invitees will park only within the Site (as defined above).  Tenant agrees and understands that any vehicles owned or operated by Tenant, its employees, agents, customers, visitors and invitees that are discovered parked outside of the Site shall be subject to towing, in Landlord's sole discretion.  Tenant will post signage to warn its employees, agents, customers, visitors and invitees of this restriction, and releases Landlord and its agents from any claims arising from the enforcement of same.

Landlord’s address for Rent payments:	10039 Bissonnet, L.P.
PO Box 4737
Houston, Texas 77210-4737

Landlord’s address for all purposes other than rent payments:	720 N. Post Oak Rd., Suite 500
Houston, Texas 77024

All other provisions of the Lease shall remain the same.

Attested by:	Attested by:

/s/ Zak W. Elgamal	LANDLORD: 10039 BISSONNET, L.P.
TENANT (signature)

Zak Elgamal, President	BY: Boxer Property Management Corp.
TENANT (print name and title)	A Texas Corporation
Management Company for Landlord

10/12/09	/s/ John Rentz 11/11/09
Date	(signature and title) Date

ACCEPTANCE OF PREMISES

BUILDING NAME:     Bissonnet, L.P.

ADDRESS:                   10039 Bissonnet, Houston, Texas 77036

As the tenant of suite # 250, I hereby certify that I have accepted the premises, and all tenant improvements as set forth in the Lease agreement have been completed in a manner satisfactory and acceptable to me.

/s/ Zak Elgamal
TENANT (signature and title)  President

Zak Elgamal
TENANT (print name)

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Date